Exhibit 10.1

CUSIP Numbers: Deal: 14149MAQ7 Revolver: 14149MAR5
CREDIT AGREEMENT
dated as of August 7, 2026
among
CARDINAL HEALTH, INC.,
as the Company,
THE SUBSIDIARY BORROWERS PARTY HERETO,
THE LENDERS PARTY HERETO,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Administrative Agent, the Swingline Lender and an LC Issuer
and
THE OTHER LC ISSUERS PARTY HERETO

BANK OF AMERICA, N.A.,
as Syndication Agent
GOLDMAN SACHS BANK USA,
JPMORGAN CHASE BANK, N.A.,
BARCLAYS BANK PLC,
DEUTSCHE BANK AG NEW YORK BRANCH,
HSBC BANK USA, NATIONAL ASSOCIATION,
PNC BANK, NATIONAL ASSOCIATION
and
THE BANK OF NOVA SCOTIA,
as Documentation Agents
WELLS FARGO SECURITIES, LLC,
BOFA SECURITIES, INC.,
GOLDMAN SACHS BANK USA
and
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

15286217v3

Page
1.1    Definitions    1
1.2    Other Definitions and Provisions    30
1.3    References to Agreement and Laws    30
1.4    Times of Day    30
1.5    Facility LC Amounts    31
1.6    Rounding    31
1.7    Exchange Rates; Currency Equivalents; Covenant Compliance Generally    31
1.8    Accounting Terms    32
ARTICLE II THE CREDITS    32
2.1    Commitments of the Lenders; Swingline Facility    32
2.2    Optional Increase of the Commitments    36
2.3    Determination of Amounts; Termination    37
2.4    Ratable Loans    37
2.5    Types of Advances    37
2.6    Facility Fee; Other Fees; Reductions in Aggregate Commitment    37
2.7    Minimum Amount of Each Advance    38
2.8    Prepayments; Repayment on Facility Termination Date    38
2.9    Method of Selecting Types and Interest Periods for New Advances    39
2.10    Conversion and Continuation of Outstanding Advances    40
2.11    Method of Borrowing    40
2.12    Changes in Interest Rate, Etc    41
2.13    Rates Applicable After Default    41
2.14    Method of Payment    42
2.15    Noteless Agreement; Evidence of Indebtedness    42
2.16    Telephonic Notices    43
2.17    Payment Dates for Interest Payments; Interest and Fee Basis    43
2.18    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions    44
2.19    Lending Installations    44
2.20    Non-Receipt of Funds by the Administrative Agent    44
2.21    Facility LCs    45
2.22    Market Disruption    50
2.23    Judgment Currency    51
2.24    Payment Provisions Relating to the Euro    51
2.25    Redenomination    51
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15286217v3

(continued)
Page
2.26    Replacement of Lender    51
2.27    Application of Certain Payments    52
2.28    Extension of Facility Termination Date    52
2.29    Defaulting Lenders    54
ARTICLE III YIELD PROTECTION; TAXES    55
3.1    Yield Protection    55
3.2    Changes in Capital Adequacy Regulations    57
3.3    Availability of Types of Advances    57
3.4    Funding Indemnification    61
3.5    Taxes    62
3.6    Lender Statements; Survival of Indemnity    65
3.7    Limitation/Delay in Requests    66
3.8    Beneficial Ownership Certification    66
ARTICLE IV CONDITIONS PRECEDENT    66
4.1    Initial Credit Extension    66
4.2    Each Credit Extension    67
ARTICLE V REPRESENTATIONS AND WARRANTIES    68
5.1    Existence and Standing    68
5.2    Authorization and Validity    68
5.3    No Conflict; Government Consent; Other Consents    68
5.4    Financial Statements    69
5.5    Material Adverse Change    69
5.6    Taxes    69
5.7    Litigation and Contingent Obligations    69
5.8    Subsidiaries; Subsidiary Borrowers    69
5.9    ERISA    71
5.10    Accuracy of Information    71
5.11    Regulation U    72
5.12    Maintenance of Property    72
5.13    Insurance    72
5.14    Plan Assets; Prohibited Transactions    72
5.15    Environmental Matters    72
5.16    Investment Company Act    72
5.17    Default    72
5.18    Compliance with Laws    72
5.19    Anti-Corruption Laws and Sanctions    72
5.20    Affected Financial Institution    73
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(continued)
Page
ARTICLE VI COVENANTS    73
6.1    Financial Reporting    73
6.2    Use of Proceeds; Margin Stock    74
6.3    Notice of Default; Notice of Beneficial Ownership Changes    75
6.4    Conduct of Business; Maintenance of Property; Books and Records    75
6.5    Taxes    75
6.6    Insurance    76
6.7    Compliance with Laws    76
6.8    Inspection    76
6.9    Liens    76
6.10    Subsidiary Indebtedness    78
6.11    Contingent Obligations    80
6.12    Consolidated Net Leverage Ratio    80
ARTICLE VII DEFAULTS    80
ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES    82
8.1    Acceleration; Facility LC Collateral Account    82
8.2    Amendments    83
8.3    Preservation of Rights    85
ARTICLE IX GENERAL PROVISIONS    85
9.1    Survival of Representations    85
9.2    Governmental Regulation; Maximum Interest Rate    85
9.3    Headings    86
9.4    Entire Agreement    86
9.5    Several Obligations; Benefits of this Agreement    86
9.6    Expenses; Indemnity; Damage Waiver    86
9.7    Termination of Guarantees    88
9.8    [Intentionally Omitted]    88
9.9    Severability of Provisions    89
9.10    No Advisory or Fiduciary Responsibility    89
9.11    Treatment of Certain Information; Confidentiality    89
9.12    USA Patriot Act    90
9.13    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    91
9.14    Divisions    91
9.15    Rates    91
9.16    Certain ERISA Matters    92
ARTICLE X THE AGENT    93
10.1    Appointment and Authority    93
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(continued)
Page
10.2    Rights as a Lender    93
10.3    Exculpatory Provisions    93
10.4    Reliance by Administrative Agent    94
10.5    Delegation of Duties    95
10.6    Resignation of Administrative Agent    95
10.7    Non-Reliance on Administrative Agent and Other Lenders    96
10.8    No Other Duties, Etc    97
10.9    Administrative Agent May File Proofs of Claim    97
10.10    Erroneous Payments    98
ARTICLE XI SETOFF; RATABLE PAYMENTS    99
11.1    Right of Setoff    99
11.2    Ratable Payments    99
ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS    100
12.1    Successors and Assigns    100
ARTICLE XIII NOTICES    104
13.1    Notices    104
13.2    Change of Address    105
13.3    Electronic Systems    105
ARTICLE XIV COUNTERPARTS; ELECTRONIC EXECUTION    106
ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL    107
15.1    CHOICE OF LAW    107
15.2    CONSENT TO JURISDICTION; VENUE    107
15.3    WAIVER OF JURY TRIAL    108

-iv-

(continued)
Schedules
Schedule 2.1(a)     –    Commitments
Schedule 2.1(b)     –    Facility LC Fronting Sublimits
Schedule 2.16     –    List of Authorized Persons under Section 2.16
Schedule 4    –    Pricing Schedule
Schedule 13.1    –    Administrative Agent’s Office; Certain Addresses for Notices
Exhibits
Exhibit A    –    Form of Compliance Certificate
Exhibit B    –    Form of Assignment Agreement
Exhibit C    –    Form of Loan/Credit Related Money Transfer Instruction
Exhibit D    –    Form of Note
Exhibit E    –    Form of Swingline Note
Exhibit F-1    –    Form of Parent Guaranty
Exhibit F-2    –    Form of Subsidiary Guaranty
Exhibit G-1    –    U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-2    –    U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-3    –    U.S. Tax Compliance Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-4    –    U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

-v-

CREDIT AGREEMENT
This Credit Agreement, dated as of August 7, 2026, is among Cardinal Health, Inc., an Ohio corporation (the “Company”), each Subsidiary that becomes a party hereto as a “Subsidiary Borrower” in accordance with the provisions of Section 5.8(a) (each, a “Subsidiary Borrower” and collectively, the “Subsidiary Borrowers”; the Subsidiary Borrowers, together with the Company, the “Borrowers” and each, a “Borrower”), each Lender party hereto from time to time, Wells Fargo Bank, National Association, in its capacities as the Administrative Agent, the Swingline Lender and an LC Issuer, and the other LC Issuers party hereto. Capitalized terms used herein shall have the meanings assigned to them in Section 1.1.
RECITALS
WHEREAS, the Company has requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent, the Lenders, the LC Issuers and the Swingline Lender have agreed to extend, certain credit facilities and other financial accommodations to the Borrowers.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, such parties hereby agree as follows:
Article I

DEFINITIONS
1.1Definitions. As used in this Agreement:
“364-Day Facility” means that certain facility evidenced by that certain 364-Day Credit Agreement, dated as of October 7, 2025, among the Company, the lenders party thereto and Bank of America, as administrative agent.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the equity interests of any Person, or otherwise causing any Person to become a subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) in which a Borrower or a Subsidiary is the surviving entity.
“Additional Commitment Lender” is defined in Section 2.28(d).
“Adjusted Eurocurrency Rate” means, as to any Alternative Currency Loan denominated in any applicable Alternative Currency not bearing interest based on an RFR (which, as of the Closing Date, shall mean any Alternative Currency Loan denominated in Euros) for any Interest Period, a rate per annum determined by the Administrative Agent pursuant to the following formula:
“Administrative Agent” means Wells Fargo (or any of its designated branch offices or affiliates), in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent Fee Letter” means the fee letter dated as of July 21, 2026, among the Company, WFS and Wells Fargo.
“Administrative Agent’s Office” means, with respect to any Currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.1 with respect to such Currency,

or such other address or account with respect to such Currency as the Administrative Agent may from time to time notify to the Company and the Lenders.
“Advance” means a borrowing hereunder, (a) made by one or more Lenders on the same Borrowing Date, or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and in the same Currency and, in the case of Term Benchmark Loans, for the same Interest Period. Notwithstanding the foregoing, where applicable, the term “Advance” shall include an advance of Swingline Loans.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
“Agent Parties” is defined in Section 13.3(b).
“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof. As of the Closing Date, the Aggregate Commitment is $4,000,000,000.
“Aggregate Outstanding Credit Exposure” means as at any date of determination with respect to any Lender, without duplication, the sum of (a) aggregate unpaid principal amount of such Lender’s Loans on such date, plus (b) an amount equal to its Pro Rata Share of the LC Obligations on such date, plus (c) an amount equal to its Pro Rata Share of the aggregate principal amount of Swingline Loans outstanding on such date.
“Agreement” means this Credit Agreement.
“Alternative Currency” means (a) with respect to Loans advanced pursuant to Section 2.1(a)(i), (i) each of Euros and British Pounds Sterling, and (ii) each other currency (other than Dollars, Euros and British Pounds Sterling) that is approved by the Administrative Agent and each Lender in accordance with Section 2.1(c), and (b) with respect to Swingline Loans, (i) solely to the extent agreed to be made available by the Swingline Lender in its sole discretion, each of Euros and Canadian Dollars, and (ii) each other currency (other than Dollars, Euros and Canadian Dollars) that is approved by the Administrative Agent and the Swingline Lender in accordance with Section 2.1(c). Any currency shall only constitute an Alternative Currency for so long as it remains an Eligible Currency.
“Alternative Currency Equivalent” means, subject to Section 1.7, for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount thereof in the applicable Alternative Currency as determined by the Administrative Agent in its sole discretion by reference to the most recent Spot Rate (as determined as of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency Loan” means a Loan (which, as the context requires, includes a Swingline Loan) denominated in an Alternative Currency.
“Alternative Currency Sublimit” means an amount equal to the lesser of (a) the Aggregate Commitment, and (b) $500,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitment.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Fee Rate” means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.
“Applicable Foreign Subsidiary Borrower Documents” is defined in Section 5.8(b).
“Applicable Margin” means, with respect to any Term Benchmark Loan, Daily Simple RFR Loan, Base Rate Loan, Swingline Loan, the Facility Fee or the LC Fee, as the case may be at any time, the applicable percentage which is applicable at such time set forth in the Pricing Schedule.
“Applicable Time” means, with respect to any Alternative Currency Loans and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Swingline Lender (with notice to the Administrative Agent), as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“AR Securitization Facility” means that certain facility evidenced by that certain Fourth Amended and Restated Receivables Purchase Agreement, dated as of November 1, 2013, among Cardinal Health Funding, LLC, as seller, Griffin Capital, LLC, as servicer, the conduits party thereto, the financial institutions party thereto, the managing agents party thereto, LC banks party thereto and the Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as the agent.
“Article” means an article of this Agreement unless another document is specifically referenced.
“Assignment Agreement” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.1(b)), and accepted by the Administrative Agent and the Company (to the extent the Company’s consent is required pursuant to Section 12.1(b)), in substantially the form of Exhibit B or any other form approved by the Administrative Agent and the Company.
“Authorized Officer” means any of the Chairman, Chief Executive Officer, President, Vice Chairman, Chief Financial Officer, Chief Accounting Officer, Controller, Treasurer or Assistant Treasurer of a Borrower, or their equivalent, acting singly. Any document delivered hereunder that is signed by an Authorized Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Borrower.
“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any Currency, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.3.3(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the

implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) Term SOFR for a one-month tenor in effect on such day plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than the Floor.
“Base Rate Advance” means an Advance comprised of Base Rate Loans.
“Base Rate Loan” means a Loan which, except as otherwise provided in Section 2.12, bears interest at the Base Rate.
“Base Rate Term SOFR Determination Day” is as defined in the definition of “Term SOFR”.
“Benchmark” means, initially, with respect to any: (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars and bearing interest by reference to Term SOFR, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current applicable Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3.3(a); (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars and bearing interest by reference to the Daily Simple RFR for Dollars, the Daily Simple RFR applicable for Dollars; provided that if a Benchmark Transition Event has occurred with respect to such Daily Simple RFR or the then-current applicable Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3.3(a); (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the Daily Simple RFR applicable for Sterling; provided that if a Benchmark Transition Event has occurred with respect to such Daily Simple RFR or the then-current Benchmark for Sterling, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3.3(a); and (d) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, EURIBOR; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR, or the then-current Benchmark for Euros, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3.3(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:
(a)    in the case of clause (a) or clause (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof), continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or clause (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, with respect to any Benchmark for any Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3.3(a) and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3.3(a).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means C.F.R. §1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” or “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“BofA Securities” means BofA Securities, Inc. and its successors.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” is defined in the final paragraph of Section 6.1(d).
“Borrowing Date” means a date on which an Advance is made hereunder.
“Borrowing Notice” is defined in Section 2.9.
“British Pounds Sterling” or “Sterling” means the lawful currency of the United Kingdom of Great Britain.
“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the NYFRB is closed and (b) is not a day on which commercial banks in Charlotte, North Carolina are closed.
“Canadian Dollars” means the lawful currency of the Dominion of Canada.
“Change in Control” means an event or series of events by which any Person, or two or more Persons acting in concert, obtain beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Company; provided that the acquisitions by or on behalf of a Plan, an employee stock purchase plan of the Company, or were or are officers, directors, employees or who hold or held in the aggregate not less than 5% of the outstanding shares of voting stock of the Company shall not be included in determining whether a Change in Control shall have occurred.
“Change in Law” is defined in Section 3.1(a).
“Closing Date” means August 7, 2026.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Collateral Shortfall Amount” is defined in Section 8.1(a).
“Commitment” means, for each Lender, the obligation of such Lender to make Loans to, and participate in Swingline Loans and Facility LCs issued upon the application of, one or more Borrowers in an aggregate amount not exceeding the amount set forth on Schedule 2.1(a) or as set forth in the Assignment Agreement to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Commitment Percentage” means as to any Lender, the percentage which such Lender’s Commitment then constitutes of the Aggregate Commitment (or, if the Commitments have terminated or expired, the percentage which (a) the Aggregate Outstanding Credit Exposure of such Lender at such time constitutes of (b) the Aggregate Outstanding Credit Exposure of all Lenders at such time).
“Communications” is defined in Section 13.3(b).
“Company” has the meaning specified in the introductory paragraph hereto.
“Compliance Certificate” means a certificate substantially in the form of Exhibit A.
“Conforming Changes” means, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “Eurocurrency Banking Day”, the definition of “RFR Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.4 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Company) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides (in consultation with the Company) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Company) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” or “consolidated” means, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus (b) the following, in each case (other than in the case of Restructuring and Synergies Amounts described in clause (b) of the definition of such term) to the extent deducted in calculating such Consolidated Net Income and without duplication: (i) Consolidated Interest Charges for such period; (ii) the provision for Federal, state, local and foreign income taxes payable (current and deferred) by the Company and its Subsidiaries for such period; (iii) depreciation and amortization expense for such period; (iv) non-cash share-based compensation expense for such period; (v) losses on sales of assets outside the ordinary course of business for such period; (vi) impairment charges and acquired in-process research and development charges for such period, to the extent each is non-cash; (vii) transaction costs incurred in connection with acquisitions and divestures outside of the ordinary course of business (including in connection with the incurrence or repayment of Indebtedness in connection therewith) or any amendment or other modification of any debt instrument; (viii) Restructuring and Synergies Amounts for any four fiscal quarter period ending during any fiscal year not to exceed 10.0% of Consolidated EBITDA (determined prior to giving effect to this clause (viii) for the four consecutive fiscal quarter period most recently ended and for which the Administrative Agent has received reporting pursuant to Section 6.1 (or, prior to the first delivery of financials after the Closing Date pursuant to Section 6.1, by reference to the most recent financials referred to in Section 5.4)); (ix) net charges with respect to litigation; (x) losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness (including deferred financing expenses written off and premiums paid); (xi) losses, charges and expenses attributable to the application of last-in first-out accounting; and (xii) other non-recurring non-cash charges of the Company and its Subsidiaries reducing such Consolidated Net Income (excluding any such charges to the extent representing an accrual or reserve for any cash charge in any future period) and minus (c) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax benefit (current and deferred) of the Company and its Subsidiaries for such period; (ii) gains on sales of assets outside of the ordinary course of business for such period; (iii) gains from litigation recoveries; (iv) gains attributable to the application of last-in first-out accounting; and (v) all non-recurring non-cash items increasing Consolidated Net Income for such period (excluding any such items representing the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of the following, in each case in the amount that would be reflected as a liability on a balance sheet of the Company and its Subsidiaries prepared as of such date on a consolidated basis in accordance with GAAP: (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments to the extent drawn and outstanding (and not yet reimbursed), (d) Finance Lease Obligations, and (e) all Indebtedness

of the types referred to in clauses (a) through (d) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary; provided that Consolidated Funded Indebtedness shall be deemed to not include (i) any Pre-Funded Acquisition Debt until the date the relevant Material Acquisition is consummated, (ii) Escrowed Debt, (iii) Mandatory Redemption Debt, or (iv) that portion of any Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of such Indebtedness.
“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest expense of the Company and its Subsidiaries with respect to such period in accordance with GAAP, and (b) if Securitization Obligations are outstanding during such period which are accounted for as a sale of accounts receivable, chattel paper, general intangibles or the like under GAAP, the additional interest expense that would have accrued during such period had such Securitization Obligations been accounted for as a borrowing during such period.
“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis and in accordance with GAAP, the net income of the Company and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.
“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness as of such date plus (ii) without duplication, the outstanding principal amount of Securitization Obligations as of such date (provided that if such Securitization Obligations are accounted for as a sale of accounts receivable, chattel paper, general intangibles, or the like under GAAP, the outstanding principal amount of such Securitization Obligations shall be determined as the amount which would have been considered outstanding at such date had such Securitization Obligations been accounted for as a borrowing at such date) minus (iii) the lesser of $1,000,000,000 and the Company’s aggregate unrestricted and unencumbered cash appearing in its consolidated balance sheet most recently provided to the Administrative Agent pursuant to the terms hereof, to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended; provided that, for such purpose, Consolidated EBITDA for any such period of four fiscal quarters shall be calculated giving pro forma effect to any Material Acquisition or any Material Disposition consummated during such period, as if such Material Acquisition or Material Disposition had occurred on the first day of such period. Pro forma calculations made pursuant to the proviso to the immediately preceding sentence shall be determined in good faith by an Authorized Officer of the Company.
“Consolidated Total Assets” means, as of any date of determination, the total amount of all of the assets of the Company and its Subsidiaries, determined on a consolidated basis and in accordance with GAAP, as set forth in the financials of the Company most-recently delivered hereunder pursuant to Section 6.1 (or, prior to the first delivery of financials after the Closing Date pursuant to Section 6.1, by reference to the most recent financials referred to in Section 5.4).
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person for Indebtedness; provided that any assumption, guaranty, endorsement, arrangement or undertaking with respect to any liability of any of its Subsidiaries to any other of its Subsidiaries shall not be a Contingent Obligation of the Company.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
“Conversion/Continuation Notice” is defined in Section 2.10.
“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.
“Currency” means Dollars or any Alternative Currency.
“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to:
(a)    Sterling, the greater of (i) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided, further, that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for Sterling for no more than three (3) consecutive RFR Rate Days and (ii) the Floor; and
(b)    Dollars, the greater of (i) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. on the second (2nd) RFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Dollars has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, further, that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for Dollars for no more than three (3) consecutive RFR Rate Days and (ii) the Floor.
Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company or any other Borrower.
“Daily Simple RFR Advance” means a SONIA Advance or a SOFR Advance, as the context shall require.
“Daily Simple RFR Loan” means any Loan that bears interest at a rate based on Daily Simple RFR.
“Default” means an event described in Article VII.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Facility LCs or Swingline Loans or (iii) pay over to any Specified Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrowers or any Specified Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Specified Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Facility LCs and Swingline Loans under this Agreement (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Specified Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.
“Disposition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the disposition (by sale, transfer, license, lease or otherwise) of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the disposition of in excess of 50% of the equity interests of any Person, or otherwise causing any Person to cease being a subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) in which a Borrower or a Subsidiary is not the surviving entity.
“Documentation Agent” means each of Goldman, JPMorgan, Barclays Bank PLC, Deutsche Bank AG New York Branch, HSBC Bank USA, National Association, PNC Bank and the Bank of Nova Scotia, in its capacity as a Documentation Agent, or any successor documentation agent.
“Dodd-Frank” is defined in Section 3.1(a).
“Dollars” and “$” mean the lawful currency of the United States.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and or any LC Issuer and any of its

respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 12.1(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.1(b)(iii)).
“Eligible Currency” means any lawful currency (other than Dollars) (a) that is readily available, (b) that is freely traded, (c) in which deposits are customarily offered to banks in the London or other applicable interbank market (as such other interbank market may be acceptable to the Swingline Lender or other Lender, as the case may be, in its sole discretion), (d) which is convertible into Dollars in the international interbank market and (e) as to which an Equivalent Amount may be readily calculated. If, after the designation of any currency as an Alternative Currency, (i) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (ii) such currency is, in the determination of the Administrative Agent or the Swingline Lender, as applicable, no longer readily available or freely traded or (iii) in the determination of the Administrative Agent or the Swingline Lender, as applicable, an Equivalent Amount of such currency is not readily calculable, the Administrative Agent shall promptly notify the Lenders and the Borrowers, and such currency shall no longer be an Alternative Currency until such time as the Required Lenders agree to reinstate such currency as an Alternative Currency and promptly, but in any event within five (5) Business Days of receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Alternative Currency, subject to the other terms set forth in Article II.
“EMU Legislation” means legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.
“Environmental Laws” means any and all Laws, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.
“Equivalent Amount” means, subject to Section 1.7, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars as determined by the Administrative Agent at such time in its sole discretion by reference to the most recent Spot Rate for such Alternative Currency (as determined as of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“Escrowed Debt” means proceeds of any debt securities, loans or other similar Indebtedness (including Loans, and, if applicable, Facility LCs) incurred by the Company or a Subsidiary thereof which (x) are deposited into or otherwise credited to a segregated deposit account maintained by a Person that is not an Affiliate of the Company (which account may be subject to a Lien in favor of such unaffiliated Person), (y) are subject to release from such account pursuant to an escrow or similar arrangement entered into in connection with the incurrence of such Indebtedness and the transaction(s) giving rise to the incurrence of such Indebtedness, and (z) will be used to repay (or, in the case of Facility LCs, cash collateralize) such Indebtedness in its entirety if the transaction(s) giving rise to such incurrence is/are not consummated.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR” is as defined in the definition of “Eurocurrency Rate”.
“Euro” means the single currency to which the Participating Member States of the European Union have converted.
“Eurocurrency Banking Day” means for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day; provided that for purposes of notice requirements in Sections 2.8, 2.9, and 2.10, in each case, such day is also a Business Day.
“Eurocurrency Rate” means, for any Eurocurrency Rate Loan for any Interest Period:
(a)    denominated in Euros, the greater of (i) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period, at approximately 11:00 a.m. (Brussels time) on the applicable Rate Determination Date and (ii) the Floor; and
(b)    if applicable and approved by the Administrative Agent and the Lenders pursuant to Section 2.1(c), denominated in any other Currency (other than a Currency referenced in clause (a) above, Canadian Dollars, Swiss francs, Sterling or Singapore dollars), the rate designated with respect to such Currency at the time such currency is approved by the Administrative Agent and the Lenders pursuant to Section 2.1(c).
“Eurocurrency Rate Advance” means an Advance comprised of Eurocurrency Rate Loans.
“Eurocurrency Rate Loan” means any Loan bearing interest at a rate based on the Adjusted Eurocurrency Rate.
“Eurocurrency Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.
“Excess Currency Conversion Amount” means the excess, if any, of (a) the actual amount due and payable by a Borrower on a Payment Date or the end of an Interest Period once the Equivalent Amount thereof has been determined in accordance with the terms of this Agreement over (b) the amount anticipated to be due and payable on such date prior to calculating the Equivalent Amount thereof.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 2.26) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.5(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.
“Existing Credit Agreement” means that certain Third Amended and Restated Five-Year Credit Agreement dated as of February 27, 2023 by and among the Company, the lenders party thereto, JPMorgan, as administrative agent, swingline lender and letter of credit issuer, and the other letter of credit issuers party thereto.
“Existing Facilities” means, collectively, the Existing Credit Agreement, the 364-Day Facility and the AR Securitization Facility.
“Existing Facility LCs” means the collective reference to the following letters of credit issued under one of the Existing Facilities by the Lenders referenced below:

LC #	Beneficiary Name	Current Amount	Current Expiry	Lender
S-757721	City of Dixon	$100,000.00	July 9, 2027	JPMorgan
S-313428	Illinois Union Insurance Company	$532,000.00	March 1, 2027	JPMorgan
18141750	American Alternative Insurance Corporation	$12,500,000.00	December 23, 2026	PNC Bank
18121180	Arrowood Indemnity Company	$55,000.00	February 21, 2027	PNC Bank
18121181	United States Fidelity and Guaranty Company	$950,000.00	February 21, 2027	PNC Bank
18121182	ACE American Insurance Company	$105,524.00	February 21, 2027	PNC Bank
18121183	XL Specialty Insurance Company	$25,616,000.00	February 21, 2027	PNC Bank
18127347	New Jersey Department of Environmental Protection and Waste Management Program	$77,800.00	March 9, 2027	PNC Bank
18132108	Illinois Union Insurance Company	$3,690,533.00	June 30, 2027	PNC Bank
“Existing Termination Date” is defined in Section 2.28(a).
“Extending Lender” is defined in Section 2.28(b).
“Extension Date” is defined in Section 2.28(a).
“Facility LC” is defined in Section 2.21.1.
“Facility LC Application” is defined in Section 2.21.3.
“Facility LC Collateral Account” is defined in Section 2.21.11.
“Facility LC Fronting Sublimit” means, for each LC Issuer, the amount set forth on Schedule 2.1(b) opposite its name thereon under the heading “Facility LC Fronting Sublimit” or if an LC Issuer has entered into an Assignment Agreement, the amount set forth for such LC Issuer as its Facility LC Fronting Sublimit in the Register maintained by the Administrative Agent.

“Facility Termination Date” means the first to occur of (a) the later of (i) August 7, 2031 and (ii) if the maturity is extended pursuant to Section 2.28, such extended maturity date determined pursuant to that Section, and (b) the date the Commitments or this Agreement are earlier cancelled or terminated pursuant to the terms hereof; provided that, with respect to any Non-Replaced Lender, “Facility Termination Date” means the first to occur of (A) the later of (1) August 7, 2031 and (2) only if such Non-Replaced Lender extended the maturity of its commitments for one year pursuant to such Section 2.28, such extended maturity date determined pursuant to such Section, and (B) the date the Commitments or this Agreement are earlier cancelled or terminated pursuant to the terms of this Agreement. Unless otherwise specified in this Agreement, Facility Termination Date means the Facility Termination Date applicable to a Lender, the Swingline Lender or an LC Issuer, as applicable.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the NYFRB on the Business Day next succeeding such day; provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters” means, collectively, the Administrative Agent Fee Letter and the Lead Arranger Fee Letters.
“Finance Lease” means, subject to Section 1.8, any lease of Property by such Person as lessee which would be accounted for as a finance lease on a balance sheet of such Person prepared in accordance with GAAP.
“Finance Lease Obligations” of a Person means the amount of the obligations of such Person under Finance Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.
“Floor” means a rate of interest equal to 0%.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary Borrower” is defined in Section 5.8(b).
“Forward-Looking Statement” is defined in Section 5.10.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Goldman” means Goldman Sachs Bank USA, and its successors.
“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantors” means, collectively, the Parent Guarantor and any Subsidiary Guarantors.
“Hostile Acquisition” means any Acquisition that has not been approved by the board of directors or similar body of the Person to be acquired.
“Illegality Notice” is as defined in Section 3.3.2.
“Indebtedness” of a Person means, as of any date, such Person’s (a) obligations for borrowed money or evidenced by bonds, notes, acceptances, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (including the Facility LCs) or bankers’ acceptances, (b) obligations representing the deferred purchase price of Property or services (other than (i) trade payables arising in the ordinary course of such Person’s business, (ii) any earn-out obligation except to the extent such obligation is reflected as a liability on a balance sheet of the Company and its Subsidiaries prepared as of such date on a consolidated basis in accordance with GAAP and (iii) accruals for payroll or other employee compensation accrued in the ordinary course of business), (c) Indebtedness of any other Person secured by Liens on Property now or hereafter owned or acquired by such Person, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (but if such Indebtedness has not been assumed by, and is otherwise non-recourse to, such Person, only to the extent of the lesser of the fair market value of the assets of such Person subject to such Lien and the amount of such Indebtedness), (d) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (e) Finance Lease Obligations, (f) any Rate Hedging Obligations of such Person, and (g) all Contingent Obligations of such Person with respect to or relating to the indebtedness, obligations and liabilities of others as described in clauses (a) through (f) of this definition.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” is defined in Section 9.6(c).
“Information” is defined in Section 9.11.
“Interest Period” means, with respect to any Term Benchmark Advance, the period, as selected by a Borrower, commencing on the date of such Advance and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or such other period requested by a Borrower and agreed to by all of the Lenders in their sole discretion), in each case, subject to the availability thereof; provided that: (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; and (c) no tenor that has been removed from this definition pursuant to Section 3.3.3(d) shall be available for specification in any applicable Borrowing Notice or any applicable Conversion/Continuation Notice. For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and, in the case of an Advance, thereafter shall be the effective date of the most recent conversion or continuation of such Advance.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Facility LC, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“JPMorgan” means JPMorgan Chase Bank, N.A. in its individual capacity, and its successors.
“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders or administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.
“LC Borrowing” means an extension of credit resulting from a drawing under any Facility LC which has not been reimbursed by the Company on the LC Payment Date or refinanced as a borrowing hereunder.
“LC Exposure” means, with respect to any Lender at any time, such Lender’s Pro Rata Share of the then outstanding LC Obligations.
“LC Fee” is defined in Section 2.21.4.
“LC Issuer” means (a) Wells Fargo, Bank of America, Goldman and JPMorgan, and any other Lender that agrees to act as a LC Issuer, each in its capacity as the issuer of Facility LCs hereunder, and its successors in such capacity as provided in Section 2.21.13 and (b) with respect to the Existing Facility LCs, JPMorgan and PNC Bank, each in its capacity as the issuer of Existing Facility LCs, and its successors in such capacity as provided in Section 2.21.13. Each LC Issuer may, in its discretion, arrange for one or more Facility LCs to be issued by Affiliates of such LC Issuer, in which case the term “LC Issuer” shall include any such Affiliate with respect to Facility LCs issued by such Affiliate. Each reference herein to the “LC Issuer” shall be deemed to be a reference to the relevant LC Issuer (or, if applicable, each LC Issuer collectively).
“LC Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Facility LCs plus the aggregate of all Reimbursement Obligations, including all LC Borrowings. For purposes of computing the amount available to be drawn under any Facility LC, the amount of such Facility LC shall be determined in accordance with Section 1.5. For all purposes of this Agreement, if on any date of determination a Facility LC has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Facility LC shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“LC Payment Date” is defined in Section 2.21.5.
“Lead Arranger” means each of WFS, BofA Securities, Goldman and JPMorgan, in its capacities as a joint lead arranger and a joint bookrunner, and any successor joint lead arranger and/or joint bookrunner.
“Lead Arranger Fee Letters” means, collectively, any fee letter agreements entered into between the Company and a Lead Arranger in connection with this Agreement.
“Lenders” means the Persons listed on Schedule 2.1(a) and any other Person that shall have become a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and each LC Issuer.
“Lending Installation” means, with respect to a Lender, the office, branch, subsidiary or Affiliate of such Lender in which it elects to book Loans and participations in Facility LCs and Swingline Loans or, with respect to an LC Issuer, in which it elects to book its Facility LCs, as set forth in such Lender’s administrative questionnaire, or otherwise selected by such Lender pursuant to Section 2.19.
“Leverage Holiday” is defined in Section 6.12.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Finance Lease or other title retention agreement).
“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (or any conversion or continuation thereof).
“Loan Documents” means this Agreement, the Facility LC Applications, the Notes, the Parent Guaranty (if any), the Subsidiary Guaranty (if any), the Fee Letters, any agreements between a Borrower and an LC Issuer regarding such LC Issuer’s Facility LC Fronting Sublimit and any other instrument or document executed in connection with any of the foregoing at any time by a Borrower with or in favor of the Administrative Agent and/or the Lenders (but excluding Rate Hedging Agreements).
“Mandatory Redemption Debt” means proceeds of any debt securities, loans or other similar Indebtedness (including Loans, and, if applicable, Facility LCs) incurred by the Company or a Subsidiary thereof for the purpose of financing a transaction (including any refinancing) permitted by this Agreement and will be used to repay (or, in the case of Facility LCs, cash collateralize) such Indebtedness in its entirety if the transaction(s) giving rise to such incurrence is/are not consummated; provided that such proceeds shall cease to be Mandatory Redemption Debt upon consummation of such transaction with use of such proceeds or on the date that is sixty (60) days after the date on which (x) the applicable transaction was scheduled to be consummated and was not consummated by such date (to the extent such transaction is not evidenced by a written agreement (such as a share repurchase)) or (y) the agreement evidencing such transaction actually terminates.
“Material Acquisition” means the Acquisition by the Company or one of its Subsidiaries for aggregate cash consideration of $500,000,000 or more.
“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuers or the Lenders thereunder.
“Material Disposition” means the Disposition by the Company or one of its Subsidiaries for aggregate cash consideration of $500,000,000 or more.
“Modify” and “Modification” are defined in Section 2.21.1.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.
“Non-Extending Lender” is defined in Section 2.28(b).
“Non-Replaced Lender” is defined in Section 2.28(e).
“Non-U.S. Borrower” is defined in Section 3.1(b).
“Note” means any promissory note issued at the request of a Lender pursuant to Section 2.15(d) substantially in the form of Exhibit D or any Swingline Note, as the context shall require.

“Notice Date” is defined in Section 2.28(b).
“NYFRB” means the Federal Reserve Bank of New York.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, any LC Issuer, the Administrative Agent or any Indemnitee arising under the Loan Documents.
“OFAC” is defined in Section 9.6(c).
“Original Currency” is defined in Section 2.14(b).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.26).
“Overdue Rate” means a per annum rate that is equal to the sum of two percent (2%) plus the Base Rate, changing as and when the Base Rate changes.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent (or to the extent payable to an LC Issuer or the Swingline Lender, such LC Issuer or the Swingline Lender, as applicable, in each case, with notice to the Administrative Agent) in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent (or to the extent payable to the Swingline Lender, the Swingline Lender, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Parent Guarantor” means the Company.
“Parent Guaranty” means a guaranty executed by the Parent Guarantor in favor of the Administrative Agent, for the ratable benefit of the holders of the Obligations (with such guaranty to be substantially in the form of Exhibit F-1).
“Participant” is defined in Section 12.1(d).
“Participant Register” is defined in Section 12.1(d).
“Participating Member State” means any member state of the European Union which has the Euro as its lawful currency.
“Patriot Act” is defined in Section 9.12.

“Payment” is defined in Section 10.10.1.
“Payment Date” means (a) with respect to any Base Rate Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Facility Termination Date, (b) with respect to any Daily Simple RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Advance of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the Facility Termination Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Advance of which such Loan is a part and, in the case of a Term Benchmark Advance with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Facility Termination Date, (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Facility Termination Date, and (e) to the extent not covered by the foregoing clauses (a) through (d) and not otherwise specified herein, the last day of each March, June, September, and December and the Facility Termination Date. Unless otherwise specified herein, if a Payment Date falls on a day that is not a Business Day, then the applicable payment then due shall be made on the next succeeding Business Day.
“Payment Notice” is defined in Section 10.10.2.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Periodic Term SOFR Determination Day” is as defined in the definition of “Term SOFR”.
“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and as to which the Company or any member of the Controlled Group may have any liability.
“Platform” is defined in the final paragraph of Section 6.1(d).
“PNC Bank” means PNC Bank, National Association.
“Pre-Funded Acquisition Debt” means Indebtedness incurred for the purpose of financing a Material Acquisition, which Indebtedness is issued in advance of the date of consummation of such Material Acquisition, so long as the indenture or agreement governing such Indebtedness provides that such Indebtedness shall be repaid or redeemed within a specified period after the incurrence of such Indebtedness if such Material Acquisition is not consummated with such period.
“Pricing Schedule” means Schedule 4 attached hereto identified as such.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned or leased by such Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning set forth in the final paragraph of Section 6.1(d).
“Rate Determination Date” means, with respect to any Interest Period, two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).
“Rate Hedging Agreement” means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, commodity prices or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.
“Rate Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any LC Issuer.
“Register” is defined in Section 12.1(c).
“Regulation D” means Regulation D of the Board as from time to time in effect and any successor thereto or other regulation or official interpretation of the Board relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulation U” means Regulation U of the Board as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.21 to reimburse the LC Issuers for amounts paid by the LC Issuers in respect of any one or more drawings under Facility LCs.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (i) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark

Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(c) of the Code.
“Required Lenders” means Lenders in the aggregate holding more than 50% of the Aggregate Commitment or, if the Commitment of each Lender to make Loans and the obligation of the LC Issuers to make LC Borrowings have been terminated, as of any date of determination, Lenders in the aggregate holding more than 50% of the Aggregate Outstanding Credit Exposure (with the aggregate amount of each Lender’s risk participation and funded participation in LC Obligations and Swingline Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Aggregate Outstanding Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.
“Restructuring and Synergies Amounts” means, for any period of determination, the following: (a) the amount of all cash restructuring and integration costs, charges, and expenses (including severance payments, facility exit costs and contract termination fees and other costs, charges and expenses incurred in connection with achieving cost savings, operating expense reductions and other synergies referred to in clause (b) below) in connection with any acquisition or other transaction or initiative not prohibited hereunder; and (b) pro forma “run rate” cost savings, operating expense reductions and other cost synergies related to any acquisition or other transaction or initiative not prohibited hereunder that are projected by the Company in good faith to be realized within eighteen months after the consummation of the applicable acquisition, transaction or initiative giving rise thereto.
“Revaluation Date” means, subject to Section 1.7, with respect to any Alternative Currency Loan, each of the following: (a) the Borrowing Date of such Loan, but only as to the amounts so borrowed on such date; (b) each date of a continuation of such Loan pursuant to the terms of this Agreement, but only as to the amounts so continued on such date; and (c) such additional dates as the Administrative Agent shall determine.
“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, Term SOFR or the Daily Simple RFR with respect to Dollars, as applicable, and (b) Sterling, SONIA.
“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, and (b) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London; provided that for purposes of notice requirements in Sections 2.8, 2.9, and 2.10, in each case, such day is also a Business Day.
“RFR Loan” means a Daily Simple RFR Loan or a Term SOFR Loan, as the context may require.
“RFR Rate Day” is as defined in the definition of “Daily Simple RFR”.
“S&P” means Standard & Poor’s Rating Services, a division of S&P Global Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the Swingline Lender, as applicable, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (as of the Closing Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran and North Korea).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or ordinarily resident in a Sanctioned Country to the extent dealing with such Person would be prohibited by applicable Sanctions or (c) any Person 50% owned by any such Person or Persons described in the foregoing clause (a).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, or His Majesty’s Treasury of the United Kingdom.
“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.
“Section” means a numbered section of this Agreement, unless another document is specifically referenced.
“Securitization Obligations” means, as of any date of determination, all obligations established by or related to the Company or any of its Subsidiaries in connection with any account receivables sale or securitization transaction entered into by the Company or any of its Subsidiaries.
“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” within the meaning of Rule 1-02 of the Securities and Exchange Commission’s Regulation S-X.
“Single Employer Plan” means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Advance” means an Advance comprised of Daily Simple RFR Loans denominated in Dollars.
“SOFR Determination Day” is as defined in the definition of “Daily Simple RFR”.
“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Advance” means an Advance comprised of Daily Simple RFR Loans denominated in Sterling.
“Specified Currency” is defined in Section 2.23.
“Specified Party” means the Administrative Agent, each LC Issuer, the Swingline Lender and each other Lender.
“Specified Rate Hedging Agreement” means a Rate Hedging Agreement which is (a) entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of equity interests of the Company or any of its Subsidiaries) or (b) entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.
“Spot Rate” means, subject to Section 1.7, for a Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such Currency with another currency at a time selected by the Administrative Agent in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent.
“Standard Securitization Undertakings” means any obligations and undertakings of the Company or any Subsidiary which facilitate, or are not inconsistent with, the treatment of at least one step of the transfer of receivables and related assets as a legal “true sale” and otherwise consistent with customary securitization undertakings in accordance with the laws of the applicable jurisdiction. For the avoidance of doubt, “Standard Securitization Undertakings” shall not include any guaranty or other obligation of the Company and its Subsidiaries with respect to any receivable that is not collected, not paid or is otherwise uncollectible solely on account of the insolvency, bankruptcy, creditworthiness or financial inability to pay of the applicable account debtor.
“Sterling RFR Determination Day” is as defined in the definition of “Daily Simple RFR”.
“Subsequent Participant” means any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date.
“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” or “Subsidiaries” shall mean a Subsidiary or Subsidiaries, as applicable, of the Company.
“Subsidiary Borrower” and “Subsidiary Borrowers” each has the meaning specified in the introductory paragraph hereto. On the Closing Date, there are no Subsidiary Borrowers.
“Subsidiary Guarantor” means any Subsidiary that (a) has executed and delivered to the Administrative Agent a Subsidiary Guaranty (which remains in full force and effect with respect to such Subsidiary) and (b) in connection with such execution and delivery, has delivered to the Administrative

Agent documents of the types referred to in Sections 4.1(a)(i)-(iii) with respect to such Subsidiary and favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the Subsidiary Guaranty of such Subsidiary), all in form, content and scope reasonably satisfactory to the Administrative Agent. On the Closing Date, there are no Subsidiary Guarantors.
“Subsidiary Guaranty” means a guaranty entered into by a Subsidiary, in substantially the form of Exhibit F-2.
“Substantial Portion” means, with respect to the Property of the Company and its Subsidiaries, Property which (a) represents more than 20% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) is responsible for more than 20% of the consolidated revenues or of the consolidated net earnings of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.
“Swingline Exposure” means, with respect to any Lender at any time, such Lender’s Pro Rata Share of the then outstanding Swingline Loans.
“Swingline Lender” means Wells Fargo in its capacity as provider of the Swingline Loans, or any successor Swingline Lender hereunder.
“Swingline Loan” means any borrowing advanced by the Swingline Lender to a Borrower pursuant to Section 2.1(b).
“Swingline Note” means a promissory note of a Borrower evidencing the Swingline Loans (if requested by the Swingline Lender), in substantially the same form as Exhibit E hereto, as amended or modified at the time such Swingline Loan is made to the Company.
“Swingline Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Aggregate Commitment. The Swingline Sublimit is part of, and not in addition to, the Aggregate Commitment.
“Syndication Agent” means Bank of America, in its capacity as the Syndication Agent, or any successor syndication agent.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which T2 is open for the settlement of payments in Euros.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to (a) any Loan, refers to whether such Loan is a Term SOFR Loan or a Eurocurrency Rate Loan and (b) any Advance, refers to whether such Advance is a Term SOFR Advance or a Eurocurrency Rate Advance.
“Term SOFR” means:
(a)for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day; and
(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) RFR Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Advance” means an Advance comprised of Term SOFR Loans.
“Term SOFR Loan” means any Loan that bears interest at a rate based on Term SOFR other than pursuant to clause (c) of the definition of “Base Rate”.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Test Date” is defined in Section 6.12.
“Type” means, with respect to any Advance, its nature as a Base Rate Advance, a Term SOFR Advance, a SONIA Advance, a SOFR Advance, or a Eurocurrency Rate Advance.
“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“U.K. Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by His Majesty’s Treasury of the United Kingdom.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” is defined in Section 3.5(f)(ii)(B)(3).
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.
“United States” or “U.S.” means the United States of America.
“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
“Wells Fargo” means Wells Fargo Bank, National Association and its successors.
“WFS” means Wells Fargo Securities, LLC and its successors.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Other Definitions and Provisions.
(a)With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) [Intentionally Omitted], (f) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (g) the words “herein”, “hereof’, and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules can be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”, and (l) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(b)Each reference to “basis points” or “bps” shall be interpreted in accordance with the convention that 100 bps = 1.0%.
(c)If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations in the amount of Consolidated Total Assets for any fiscal quarter after the date of incurrence or, if applicable, the last time such baskets were calculated or required to be calculated for any purpose, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations so long as the utilization of such basket was permitted at the time thereof.
1.3References to Agreement and Laws. Unless otherwise expressly provided herein, references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document. Any definition or reference to any applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such applicable Law.
1.4Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as expressly stated otherwise herein) or performance shall extend to the immediately succeeding Business Day.
1.5Facility LC Amounts. Unless otherwise specified herein, all references herein to the amount of a Facility LC at any time shall be deemed to mean the maximum face amount of such Facility LC after giving effect to all increases thereof contemplated by such Facility LC or the Facility LC Application therefor, whether or not such maximum face amount is in effect at such time.
1.6Rounding. Any financial ratios required to be maintained by any Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with 0.5 of a unit being rounded upward).
1.7Exchange Rates; Currency Equivalents; Covenant Compliance Generally.
(a)The Administrative Agent shall determine the Equivalent Amount of each Alternative Currency Loan. Such Equivalent Amount shall become effective as of each Revaluation Date and shall be the Equivalent Amount of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating the financial covenant hereunder or except as otherwise provided herein, the applicable amount of any Currency (other than Dollars) for purposes of the Loan Documents shall be such Equivalent Amount as so determined by the Administrative Agent.
(b)Wherever in this Agreement in connection with an Advance, conversion, continuation or prepayment of a Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Advance or Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.
(c)Notwithstanding the foregoing provisions of this Section 1.7 or any other provision of this Agreement, in connection with Daily Simple RFR Loans in an Alternative Currency for a particular Borrower, the Spot Rate on each date of an Advance to such Borrower shall be the Spot Rate in effect as of the Revaluation Date applicable to the first Advance of any such Daily Simple RFR Loans by such Borrower in such Alternative Currency (or, if applicable, any later Revaluation Date pursuant to clause (c) of the definition of “Revaluation Date”.
(d)For purposes of determining compliance under any provision set forth in Article VI or Article VII, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of the Company and its Subsidiaries delivered pursuant to Section 6.1(a) (or, prior to the first delivery of such financials after the Closing Date pursuant to Section 6.1(a), by reference to the most recent financials referred to in Section 5.4(a)). Notwithstanding the foregoing, for purposes of determining compliance with any provision set forth in Article VI or Article VII, with respect to any amount of any obligations secured by any Lien, any Indebtedness or any judgment amount, in each case, in a currency other than Dollars, no breach of any basket or other provision contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such obligation or such Indebtedness is incurred, or such judgment exists, as applicable; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.7(d) shall otherwise apply to such provisions, including with respect to determining whether any such obligation or any such Indebtedness may be incurred under such provisions, and/or whether any such judgment constitutes a Default under such provisions, as applicable.
1.8Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then (a) the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such provision to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders) and (b) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof In addition, notwithstanding any other provision contained herein or in any other Loan Document, the definitions set forth in this Agreement and any financial calculations required by the Loan Documents shall be computed to exclude any change (whether such change occurs before or after the Closing Date) to operating lease accounting rules and all lease liabilities and right of use assets related to operating leases under Financial Accounting Standards Board Accounting Standards Codification 842, such that financing leases shall be the only leases included in determinations of Indebtedness (including determinations of compliance with the financial ratios and financial covenants set forth in this Agreement).
Article II

THE CREDITS
2.1Commitments of the Lenders; Swingline Facility.
(a)Revolving Credit Advances.

(i)From and including the Closing Date and prior to the Facility Termination Date, each Lender severally agrees, for itself only, subject to the terms and conditions set forth in this Agreement, to (A) make Loans to any Borrower in Dollars or one or more Alternative Currencies from time to time on any Business Day during the period from the Closing Date to but excluding the Facility Termination Date and (B) participate in (1) Facility LCs denominated in Dollars issued upon the request of a Borrower and (2) Swingline Loans, in aggregate amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment (and only so long as, after giving effect thereto and to any concurrent repayment or prepayment of Loans, (x) the Aggregate Outstanding Credit Exposure of all Lenders does not exceed the Aggregate Commitment, and (y) the Equivalent Amount of the aggregate unpaid principal amount of all Alternative Currency Loans does not exceed the Alternative Currency Sublimit). Each Advance of Loans pursuant to this Section 2.1(a)(i) shall consist of Loans made by each Lender ratably in proportion to such Lender’s Pro Rata Share. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.21.
(ii)Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.
(iii)Immediately and automatically upon the occurrence of a Default under Sections 7.2, 7.6 or 7.7, all outstanding Alternative Currency Loans shall be converted to and redenominated in Dollars equal to the Equivalent Amount of each such Alternative Currency Loan determined as of the date of such conversion.
(b)Swingline Loans.
(i)Subject to the terms and conditions of this Agreement, the Swingline Lender may, in its sole discretion, make Swingline Loans to any Borrower from time to time on any Business Day during the period from the Closing Date to but excluding the Facility Termination Date in the aggregate principal outstanding amount not to exceed the Swingline Sublimit; provided that after giving effect to such Swingline Loan, (x) the Aggregate Outstanding Credit Exposure of all Lenders does not exceed the Aggregate Commitment, and (y) the Equivalent Amount of the aggregate unpaid principal amount of all Alternative Currency Loans does not exceed the Alternative Currency Sublimit; provided, further, that at no time shall the Aggregate Outstanding Credit Exposure of the Swingline Lender exceed the Commitment of such Lender. The Swingline Lender may make Swingline Loans available in Dollars or any Alternative Currency in its sole discretion. Each Lender’s Commitment shall be deemed utilized by an amount equal to such Lender’s Commitment Percentage of the Equivalent Amount of each Swingline Loan for purposes of determining the amount of Loans required to be made by such Lender. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers may borrow under this Section 2.1(b), repay and reborrow at any time prior to the Facility Termination Date. All Swingline Loans shall bear interest (A) in the case of such Loans denominated in Dollars, at the Base Rate or such other rate as shall be agreed between the relevant Borrower and the Swingline Lender with respect to any Swingline Loan at the time such Swingline Loan is made and (B) in the case of such Loans denominated in any Alternative Currency, at such other rate as shall be agreed between the relevant Borrower and the Swingline Lender with respect to any Swingline Loan at the time such Swingline Loan is made (it being understood that such pricing may, by agreement of the relevant Borrower and the Swingline Lender, be based on rates other than those of the applicable interbank market). The applicable Borrower shall repay each Swingline Loan on the earlier to occur of (1) the date ten (10) Business Days after such Swingline Loan is made, if requested by the Administrative Agent on behalf of the Swingline Lender, and (2) the Facility Termination Date. If any Swingline Loan is not repaid by the relevant Borrower on the date when due, each Lender will make a Base Rate Loan the proceeds of which will be used to repay the Swingline Loan as described in Section 2.1(b)(ii).

(ii)The Swingline Lender is making the Swingline Loans in reliance upon the agreements of the other Lenders set forth in this Section 2.1(b). The Swingline Lender may at any time in its sole and absolute discretion require that any Swingline Loan be refunded by a Base Rate Advance from the Lenders, and upon written notice thereof by the Swingline Lender to the Administrative Agent, the Lenders and the relevant Borrower, such Borrower shall be deemed to have requested a Base Rate Advance in an amount equal to the Equivalent Amount of such Swingline Loan and such Base Rate Advance shall be made to refund such Swingline Loan. Any Swingline Loan outstanding in an Alternative Currency, shall, upon the giving of such notice by the Swingline Lender, immediately and automatically be converted to and redenominated in Dollars equal to the Equivalent Amount of each such Swingline Loan determined as of the date of such conversion. Each Lender shall be absolutely and unconditionally obligated to fund its Commitment Percentage of such Base Rate Advance or, if applicable, to purchase a participation interest in the Swingline Loans pursuant to Section 2.1(b)(iii) and such obligation shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender has or may have against the Administrative Agent or any Borrower or any of their respective Subsidiaries or anyone else for any reason whatsoever (including any failure to comply with the requirements of Section 4.2, other than the Swingline Lender making a Swingline Loan when it had actual knowledge of the existence of a Default), (B) the occurrence or continuance of a Default, subject to Section 2.1(b)(iii), (C) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries, (D) any breach of this Agreement by any Borrower or any of their respective Subsidiaries or any other Lender or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including any Borrower’s failure to satisfy any conditions contained in Article IV or any other provision of this Agreement).
(iii)If, as a result of the occurrence of a Default with respect to any Borrower pursuant to Article VII Base Rate Loans may not be made by the Lenders as described in Section 2.1(b)(ii), then (A) each Borrower agrees that each Swingline Loan not paid pursuant to Section 2.1(b)(ii) shall bear interest, payable on demand by the Swingline Lender, at the Overdue Rate, (B) each Borrower agrees that each Swingline Loan outstanding in an Alternative Currency shall be immediately and automatically converted to and redenominated in Dollars equal to the Equivalent Amount of each such Swingline Loan determined as of the date of such conversion, and (C) effective on the date each such Base Rate Loan would otherwise have been made, each Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default, in lieu of deemed disbursement of loans, to the extent of such Lender’s Commitment, purchase a participation interest in the Swingline Loans by paying its Commitment Percentage thereof; provided that no Lender shall be obligated to purchase such participation in a Swingline Loan made by the Swingline Lender when it had actual knowledge of the existence of a Default. Each Lender will immediately transfer to the Swingline Lender, in Same Day Funds, the amount of its participation. Each Lender shall share based on its Commitment Percentage in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Lender shall not have so made the amount of such participating interest available to the Swingline Lender, such Lender and the Borrowers severally agree to pay to the Swingline Lender forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swingline Lender until the date such amount is paid to the Swingline Lender, at (x) in the case of a Borrower, at the interest rate specified above and (y) in the case of such Lender, the Federal Funds Rate.
(c)Additional Alternative Currencies.
(i)The Company may from time to time request that (i) Loans advanced pursuant to Section 2.1(a)(i) be made in a currency other than those specifically listed in clause (a)(i) of the definition of “Alternative Currency” and/or (ii) Swingline Loans be

made in a currency other than those specifically listed in clause (b)(i) of the definition of “Alternative Currency”; provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Loans advanced pursuant to Section 2.1(a)(i), such request shall be subject to the approval of the Administrative Agent and each Lender; and in the case of any such request with respect to the making of Swingline Loans, such request shall be subject to the approval of the Administrative Agent and the Swingline Lender.
(ii)Any such request shall be made to the Administrative Agent (and, in the case of any such request with respect to Swingline Loans, the Swingline Lender) not later than 11:00 a.m. twenty (20) Business Days prior to the date of the desired Advance of applicable Loans (or such other time or date as may be agreed by the Administrative Agent (and, if applicable, the Swingline Lender) in its sole discretion). Each such request shall also identify the applicable benchmark rate that is to apply to Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, such requested additional currency. In the case of any such request pertaining to Loans to be advanced pursuant to Section 2.1(a)(i), the Administrative Agent shall promptly notify each Lender thereof. Each Lender (in the case of any such request pertaining Loans to be advanced pursuant to Section 2.1(a)(i)) shall notify the Administrative Agent, not later than 11:00 a.m. ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Loans in such requested currency and the usage of such benchmark rate. The Swingline Lender (in the case of a request pertaining to Swingline Loans) shall notify the Administrative Agent, not later than 11:00 a.m. ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Swingline Loans in such requested currency and the usage of such benchmark rate. Any failure by a Lender or the Swingline Lender, as the case may be, to respond to such request within the time period specified in this Section 2.1(c)(ii) shall be deemed to be a refusal by such Lender or the Swingline Lender, as the case may be, to permit the applicable Loans to be made in such requested currency and such benchmark rate to be used.
(iii)If the Administrative Agent and all of the Lenders consent to the making of Loans pursuant to Section 2.1(a)(i) in such requested currency and to using such requested benchmark rate, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any borrowings of such Loans; and if the Administrative Agent and the Swingline Lender consent to the making of Swingline Loans in such requested currency and to using such requested benchmark rate, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any borrowings of Swingline Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 2.1(c), the Administrative Agent shall promptly so notify the Company.
(iv)In connection with any approved request for an Alternative Currency, the Administrative Agent (and, if applicable, the Swingline Lender) will have the right (in consultation with the Company) to make any technical, administrative or operational changes that the Administrative Agent (and, if applicable, the Swingline Lender) decides (in consultation with the Company) may be appropriate to reflect the inclusion of such Alternative Currency and the adoption and implementation of the benchmark rate applicable thereto and to permit the administration thereof by the Administrative Agent (and, if applicable, the Swingline Lender) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
2.2Optional Increase of the Commitments. So long as no Default or Unmatured Default shall have occurred and be continuing and the other conditions set forth in Section 4.2 have been satisfied,

at any time after the Closing Date, the Company shall have the right, in consultation with the Administrative Agent, from time to time and upon not less than fifteen (15) days (or such lesser number of days to which the Administrative Agent may agree in its sole discretion) prior written notice to the Administrative Agent, to increase the Aggregate Commitment; provided that:
(a)Each increase in the Aggregate Commitment shall be in an aggregate principal amount of at least $50,000,000 or a whole multiple of $10,000,000 in excess thereof up to a maximum total increase in the Aggregate Commitment of $2,000,000,000. Increases in the Aggregate Commitment pursuant to this Section 2.2 shall not increase or otherwise affect the Alternative Currency Sublimit, the Swingline Sublimit or the Facility LC sublimit set forth in Section 2.21.1, except as agreed by the Borrowers and the Lenders, Swingline Lender or the LC Issuers, as applicable.
(b)Loans issued in respect of any increase in the Aggregate Commitment pursuant to this Section 2.2 will rank pari passu in right of payment and security with the other Loans issued hereunder and shall constitute and be part of the Obligations arising under this Agreement.
(c)The Company may offer the increase in the Aggregate Commitment (which may be declined by any Lender in its sole and absolute discretion) on either a ratable basis to the Lenders or on a non-ratable basis to one or more Lenders and/or to other banks, financial institutions or investment funds that are reasonably acceptable to both the Administrative Agent and the Company. The failure by any existing Lender to respond to a request for such increase shall be deemed to be a refusal of such request by such existing Lender.
(d)Any increase in the Aggregate Commitment which is accomplished by increasing the Commitment of any Lender or Lenders who are at the time of such increase party to this Agreement (which Lender or Lenders shall consent to such increase in their sole and absolute discretion) shall be accomplished as follows: (i) this Agreement will be amended by the Borrowers, the Administrative Agent and each Lender whose Commitment is being increased (but notwithstanding Section 8.2, without any requirement that the consent of any other Lender be obtained) to reflect the revised Commitment and Commitment Percentage of each of the Lenders, (ii) the outstanding Credit Extensions will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Borrowers shall indemnify each Lender for any loss or costs required pursuant to Section 3.4 in connection with such reallocation as if such reallocation were a repayment) and (iii) if requested by such Lender or Lenders, the Borrowers will deliver new Note(s) to the Lender or Lenders whose Commitment(s) is or are being increased reflecting the revised Commitment of such Lender(s).
(e)Any increase in the Aggregate Commitment which is accomplished by addition of a new Lender or Lenders under the Agreement shall be accomplished as follows: (i) each new Lender shall be an Eligible Assignee and shall be subject to the consent of the Administrative Agent, the Swingline Lender, the LC Issuers and the Company, on behalf of itself and the Subsidiary Borrowers, which consents shall not be unreasonably withheld, (ii) this Agreement will be amended by the Borrowers, the Administrative Agent and each new Lender (but notwithstanding Section 8.2, without any requirement that the consent of any other Lender be obtained) to reflect the addition of each new Lender as a Lender hereunder and to reflect the revised Commitment and Commitment Percentages of each of the Lenders (including each new Lender), (iii) the outstanding Credit Extensions and Commitment Percentages will be reallocated on the effective date of such increase among the Lenders (including each new Lender) in accordance with their revised Commitment Percentages (and the Lenders (including each new Lender) agree to make all payments and adjustments necessary to effect the reallocation and the Borrowers shall indemnify each Lender for any loss or costs required pursuant to Section 3.4 in connection with such reallocation as if such reallocation were a repayment) and (iv) at the request of any new Lender, the Borrowers will deliver a Note to such new Lender.

(f)Prior to any increase to the Aggregate Commitment under this Section 2.2, the Borrowers and the Guarantors shall provide corporate resolutions (or the equivalent for non-corporate entities) authorizing and approving such increase and otherwise in form and substance satisfactory to the Administrative Agent.
2.3Determination of Amounts; Termination.
(a)The Administrative Agent will determine applicable Equivalent Amounts and any Alternative Currency Equivalent in accordance with the provisions of Section 1.7.
(b)Subject to the remainder hereof, if an Excess Currency Conversion Amount is required to be paid on a Payment Date or at the end of an Interest Period, the applicable Borrower may pay such Excess Currency Conversion Amount to the Administrative Agent within three (3) Business Days after the occurrence of such Payment Date or the expiry of such Interest Period. Notwithstanding the foregoing, any outstanding Advances together with any other unpaid Obligations then due and payable shall be paid in full by the Borrowers on the Facility Termination Date.
2.4Ratable Loans. Each Advance hereunder shall consist of Loans made from the Lenders ratably according to their applicable Pro Rata Shares.
2.5Types of Advances. The Advances may be Base Rate Advances, Term SOFR Advances, SONIA Advances, SOFR Advances or Eurocurrency Rate Advances, or a combination thereof, selected by the relevant Borrowers in accordance with Sections 2.9 and 2.10; provided that (a) Base Rate Advances must be comprised of Loans denominated in Dollars, (b) Term SOFR Advances must be comprised of Loans denominated in Dollars, (c) SOFR Advances must be comprised of Loans denominated in Dollars, (d) SONIA Advances must be comprised of Loans denominated in Sterling and (e) Eurocurrency Rate Advances must be comprised of Loans denominated in Euros.
2.6Facility Fee; Other Fees; Reductions in Aggregate Commitment. The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the “Facility Fee”) in Dollars, determined in accordance with the Pricing Schedule, calculated on the actual daily amount of the Aggregate Commitment multiplied by the applicable percentage set forth in the Pricing Schedule, whether used or unused, payable quarterly in arrears for the ratable benefit of the Lenders on the fifteenth day to occur after the end of each calendar quarter (and if such day if not a Business Day, then on the first Business Day to occur immediately thereafter). The Facility Fee shall accrue from the Closing Date until the Facility Termination Date; provided that, if a Lender continues to have any Aggregate Outstanding Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender’s Aggregate Outstanding Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Aggregate Outstanding Credit Exposure. The Company shall pay to the Lead Arrangers and the Administrative Agent fees in the amounts and at the times specified in the Fee Letters (including, for the avoidance of doubt, fees payable to the Lenders as specified in such Fee Letters). The Aggregate Commitment may permanently and ratably be reduced by the Company in multiples of $10,000,000 upon three (3) Business Days’ prior written notice. Notwithstanding anything to the contrary contained in this Agreement, the Company may rescind or postpone any notice of termination under Section 2.6 if such termination would have resulted from a refinancing of all or a portion of the applicable Commitments or if it is otherwise conditioned on the consummation of a transaction, which refinancing or transaction shall not be consummated or shall otherwise be delayed.
2.7Minimum Amount of Each Advance. Each Term Benchmark Advance and each Daily Simple RFR Advance shall be in the minimum Equivalent Amount of $5,000,000 (and in multiples of Equivalent Amounts of $1,000,000 in excess thereof), and each Base Rate Advance (other than an Advance to repay Swingline Loans) shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof); provided that any Base Rate Advance may be in the amount of the unused Aggregate Commitment. Each Swingline Loan denominated in Dollars shall be in the minimum amount of $5,000,000 (and in multiples of $500,000 if in excess thereof) or in the case of Swingline Loans denominated in any Alternative Currency (which shall be at the sole discretion of the Swingline

Lender), such other minimum amounts and multiples as the Swingline Lender shall determine; provided that any Swingline Loan may be in the amount of the unused Swingline Sublimit.
2.8Prepayments; Repayment on Facility Termination Date.
(a)The Borrowers may from time to time pay, without penalty or premium, all outstanding Base Rate Advances, or, in a minimum aggregate amount of $5,000,000, any portion of the outstanding Base Rate Advances upon one (1) Business Day’s prior notice to the Administrative Agent, who shall give prompt notice thereof to the Lenders.
(b)The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Term SOFR Advances, Eurocurrency Rate Advances, SONIA Advances or SOFR Advances, as the case may be, or, in a minimum aggregate Equivalent Amount of $5,000,000, any portion of outstanding Term SOFR Advances, Eurocurrency Rate Advances, SONIA Advances or SOFR Advances upon (x) three (3) RFR Business Days’ prior notice to the Administrative Agent in respect of Term SOFR Advances, (y) four (4) Eurocurrency Banking Days’ prior notice to the Administrative Agent in respect of Eurocurrency Rate Advances, or (z) five (5) RFR Business Days’ prior notice to the Administrative Agent in respect of SONIA Advances or SOFR Advances. The Administrative Agent shall give prompt notice thereof to the Lenders.
(c)If at any time, for any reason, the Aggregate Outstanding Credit Exposure of all Lenders shall exceed the Aggregate Commitment then in effect, the Borrowers shall, without notice or demand, immediately prepay the Loans such that the sum of the aggregate principal amount of Loans so prepaid at least equals the amount of such excess.
(d)If, at any time for any reason, the Equivalent Amount of the aggregate outstanding principal amount of Alternative Currency Loans exceeds the Alternative Currency Sublimit then in effect, the Borrowers shall, without notice or demand, immediately prepay the Alternative Currency Loans such that the sum of the Equivalent Amount of the aggregate principal amount of Alternative Currency Loans so prepaid at least equals the Equivalent Amount of such excess.
(e)Each prepayment pursuant to this Section 2.8 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section 3.4 in connection with such payment.
(f)Notwithstanding the foregoing, mandatory prepayments of Alternative Currency Loans that would otherwise be required pursuant to this Section 2.8 solely as a result of fluctuations in exchange rates from time to time shall only be required to be made pursuant to this Section 2.8 on a Revaluation Date (including any such Revaluation Date determined in accordance with clause (c) of the definition of “Revaluation Date”) on the basis of the exchange rates in effect on such Revaluation Date.
(g)Notwithstanding anything to the contrary contained in this Agreement, any Borrower may rescind or postpone any notice of prepayment under Section 2.8(a) or (b) if such prepayment would have resulted from a refinancing of all or a portion of the Loans or if it is otherwise conditioned on the consummation of a transaction, which refinancing or transaction shall not be consummated or shall otherwise be delayed.
(h)The Borrowers hereby agree to repay the outstanding principal amount of all Loans in full on the Facility Termination Date, together with all accrued but unpaid interest thereon.
2.9Method of Selecting Types and Interest Periods for New Advances. The Company or the relevant Borrower from time to time shall select the Type of Advance and, in the case of each Term Benchmark Advance, the Interest Period therefor. The Company or the relevant Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (i) on the

Borrowing Date (that is a Business Day) of each Base Rate Advance (other than Swingline Loans), (ii) three (3) RFR Business Days before the Borrowing Date for each Term SOFR Advance, (iii) four (4) Eurocurrency Banking Days before the Borrowing Date for each Eurocurrency Rate Advance, and (iv) five (5) RFR Business Days before the Borrowing Date for each SONIA Advance and each SOFR Advance, specifying:
(a)the applicable Borrower;
(b)the Borrowing Date, which shall be a Business Day, of such Advance;
(c)the aggregate amount of such Advance;
(d)the Type of Advance selected;
(e)in the case of each Term Benchmark Advance, the Interest Period; and
(f)details relating to funds transfer for such Advance.
The Company or the relevant Borrower shall give the Swingline Lender (with a copy to the Administrative Agent) notice of its request (x) not later than 11:00 a.m. on the same Business Day such Swingline Loan is requested to be made for each Swingline Loan in Dollars, or (y) not later than 10:00 a.m. local time on the same Business Day such Swingline Loan is requested to be made for each Swingline Loan in any Alternative Currency. Not later than 1:00 p.m. local time on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available to the Administrative Agent at the Administrative Agent’s Office. The Administrative Agent will make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent’s aforesaid address.
The Loans comprising each Advance shall be denominated in the Currency as required pursuant to Section 2.5. If no election as to the Type of Advance is specified, then the requested Advance shall be a Base Rate Advance. If no Interest Period is specified with respect to any requested Term Benchmark Advance, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Notice in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Advance.
2.10Conversion and Continuation of Outstanding Advances. Base Rate Advances shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into Term Benchmark Advances or Daily Simple RFR Advances pursuant to this Section 2.10 or are repaid in accordance with Section 2.8. Daily Simple RFR Advances shall continue Daily Simple RFR Advances until the next Payment Date therefor, at which time any such Daily Simple RFR Advance shall continue as a Daily Simple RFR Advance in the same Currency unless such Daily Simple RFR Advance is converted pursuant to this Section 2.10 or is repaid in accordance with Section 2.8. Each Term Benchmark Advance shall continue as a Term Benchmark Advance until the end of the then applicable Interest Period therefor, at which time each such Term Benchmark Advance shall be automatically continued in the same Currency with a one-month Interest Period unless (a) such Term Benchmark Advance is or was repaid in accordance with Section 2.8 or (b) the applicable Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of the applicable Interest Period, such Term Benchmark Advance either continue as a Term Benchmark Advance for the same or another Interest Period, be converted into a Base Rate Advance or be converted into a Daily Simple RFR Advance or a Term Benchmark Advance denominated in a different Currency (subject to all applicable requirements for the Currency in which such Advance is to be denominated).

Subject to the terms of Section 2.7, the applicable Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances denominated in the same or any other Currency; provided that any conversion of any (i) Term Benchmark Advance shall be made on, and only on, the last day of the Interest Period applicable thereto and (ii) Daily Simple RFR Advance shall be made on, and only on, the Payment Date applicable thereto. The applicable Borrower shall give the Administrative Agent irrevocable notice (each, a “Conversion/Continuation Notice”) of each conversion of an Advance or continuation of a Term Benchmark Advance not later than 11:00 a.m. (A) at least one (1) Business Day, in the case of a conversion into a Base Rate Advance, (B) at least three (3) RFR Business Days, in the case of a conversion into or continuation of a Term SOFR Advance, (C) at least four (4) Eurocurrency Banking Days, in the case of a conversion into or continuation of a Eurocurrency Rate Advance, and (D) at least five (5) RFR Business Days, in the case of a conversion into a SONIA Advance or a SOFR Advance, specifying: (1) the requested date, which shall be a Business Day, of such conversion or continuation; and (2) the Currency, amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Term Benchmark Advance, the duration of the Interest Period applicable thereto.
2.11Method of Borrowing. On each Borrowing Date, each Lender shall make available its Loan or Loans, if any, (a) if such Loan is denominated in Dollars, not later than 1:00 p.m., in Same Day Funds immediately available to the Administrative Agent, at the Administrative Agent’s Office and (b) if such Loan is an Alternative Currency Loan, not later than the Applicable Time specified by the Administrative Agent, at the Administrative Agent’s Office for such Alternative Currency. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the relevant Borrower at the Administrative Agent’s aforesaid address. Notwithstanding the foregoing provisions of this Section 2.11, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan in the same Currency, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.
2.12Changes in Interest Rate, Etc. Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Term Benchmark Advance or a Daily Simple RFR Advance into a Base Rate Advance pursuant to Section 2.10 to (but not including) the date it becomes due or is converted into a Term Benchmark Advance or a Daily Simple RFR Advance pursuant to Section 2.10, at a rate per annum equal to the Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance will take effect simultaneously with each change in the Base Rate. Each Daily Simple RFR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Term Benchmark Advance or a Base Rate Advance into a Daily Simple RFR Advance pursuant to Section 2.10 to (but not including) the date it becomes due or is converted into a Term Benchmark Advance or a Base Rate Advance pursuant to Section 2.10, at a rate per annum equal to the Daily Simple RFR applicable thereto for such day. Changes in the rate of interest on that portion of any Advance maintained as a Daily Simple RFR Advance will take effect simultaneously with each change in the Daily Simple RFR applicable thereto. Each Term SOFR Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at Term SOFR. Each Eurocurrency Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the applicable Adjusted Eurocurrency Rate. The applicable Borrower shall select the rate of interest and Interest Period, if any, applicable to the Loans comprising any Advance at the time a Borrowing Notice is given pursuant to Section 2.9 or at the time a Conversion/Continuation Notice is given pursuant to Section 2.10; provided that no Interest Period may end after the Facility Termination Date. For the avoidance of doubt, but without duplication, the Applicable Margin shall be included in each calculation of the Base Rate, Term SOFR, each Adjusted Eurocurrency Rate and each Daily Simple RFR determined hereunder from time to time.
2.13Rates Applicable After Default.

2.13.1Notwithstanding anything to the contrary set forth in Section 2.9 or 2.10, during the continuance of any Default or Unmatured Default, the Required Lenders may, at their option and by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates): (a) declare that no Advance may be made as, converted into or continued as a Term Benchmark Advance or a Daily Simple RFR Advance; (b) if not otherwise repaid, demand that all then-outstanding Term Benchmark Advances be converted to Base Rate Advances denominated in Dollars (in an amount equal to the Equivalent Amount of the applicable Alternative Currency, if applicable) at the end of the applicable Interest Period therefor; and (c) if not otherwise repaid, demand that all then-outstanding Daily Simple RFR Advances be immediately converted to Base Rate Advances denominated in Dollars (in an amount equal to the Equivalent Amount of the applicable Alternative Currency, if applicable); provided that, during the continuance of a Default under Section 7.6 or 7.7, no Advance may be made as, converted into or continued as a Term Benchmark Advance or a Daily Simple RFR Advance and the conversions set forth in clauses (b) and (c) above shall be required , in each case, without any election or action on the part of the Administrative Agent or any Lender.
2.13.2During the continuance of a Default, the Required Lenders may, at their option and by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that: (a) each Term Benchmark Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum; (b) each Base Rate Advance and each Daily Simple RFR Advance shall bear interest at a rate per annum equal to the Base Rate or the applicable Daily Simple RFR, as the case may be, in effect from time to time plus 2% per annum; and (c) the LC Fee shall be increased by 2% per annum; provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (a) and (b) above and the increase in the LC Fee set forth in clause (c) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender.
2.14Method of Payment.
(a)Each Advance shall be repaid and each payment of interest thereon shall be paid in the Currency in which such Advance was made or converted into. All payments of the Obligations hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff, in immediately available funds by wire transfer to the Administrative Agent at (except as set forth in the next sentence) the Administrative Agent’s Office specified in writing by the Administrative Agent to the applicable Borrower, by noon (local time) on the date when due and (except for payments on Swingline Loans and except in the case of Reimbursement Obligations for which an LC Issuer has not been fully indemnified by the Lenders or except as otherwise specifically required hereunder) shall be applied ratably by the Administrative Agent among the Lenders. All payments to be made by the Borrowers hereunder in any Currency other than Dollars shall be made in such Currency on the date due in such funds as may then be customary for the settlement of international transactions in such Currency for the account of the Administrative Agent, at the Administrative Agent’s Office for such Currency not later than the Applicable Time specified by the Administrative Agent, and shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at, (i) with respect to Base Rate Loans, Term Benchmark Loans denominated in Dollars and Daily Simple RFR Loans denominated in Dollars, its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender and (ii) with respect to Term Benchmark Loans denominated in an Alternative Currency and Daily Simple RFR Loans denominated in an Alternative Currency, in the funds received from the applicable Borrower, its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender for such Alternative Currency.

(b)Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any Currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such Currency with the result that the type of Currency in which the Advance was made (the “Original Currency”) no longer exists or the relevant Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrowers hereunder in such Currency shall instead be made when due in Dollars in an amount equal to the Equivalent Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.
2.15Noteless Agreement; Evidence of Indebtedness.
(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the applicable Currency and Type thereof and, if applicable, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.
(c)The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.
(d)Any Lender may request that its Loans be evidenced by a Note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.1) be represented by one or more Notes (but not more than one Note for each Currency) payable to the payee named therein or any assignee pursuant to Section 12.1, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.
2.16Telephonic Notices. The Borrowers hereby authorize the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Currencies and Types of Advances and to transfer funds based on telephonic notices given to the Administrative Agent by any person or persons listed on Schedule 2.16, as such Schedule may be revised by the Company from time to time in accordance with Section 13.1, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically; provided that such telephonic notices shall not be permitted to be given or be effective with respect to any of the foregoing actions or elections to the extent relating to an existing or proposed Term Benchmark Advance or an existing or proposed Daily Simple RFR Advance. The Borrowers agree to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each permitted telephonic notice signed by an Authorized Officer of the Company. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent regarding the telephonic notice shall govern absent manifest error.
2.17Payment Dates for Interest Payments; Interest and Fee Basis. Interest accrued on each Base Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the Closing Date, on any date on which the Base Rate Advance is prepaid, whether due to acceleration or otherwise, and on the Facility Termination Date. Interest on Base Rate Loans shall be calculated for actual days elapsed on the basis of a 365 or 366-day year, as appropriate. Interest accrued on that portion of the outstanding principal amount of any Base Rate Advance converted into a Term Benchmark Advance or a Daily Simple RFR Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Term Benchmark Advance shall be payable in arrears on each Payment Date, on any date on which the Term Benchmark Advance is prepaid, whether by acceleration or otherwise, and on the Facility Termination Date. Interest accrued on each Daily Simple RFR Advance shall be payable on each Payment Date, commencing with the first such date to occur after the Closing Date, on any date on which the Daily Simple RFR Advance is prepaid, whether due to acceleration or otherwise, and on the Facility Termination Date. Interest accrued on each Swingline Loan shall be payable on each Payment Date, commencing with the first such date to occur after the Closing Date, on any date on which the Swingline Loan is prepaid, whether due to acceleration or otherwise, and on the Facility Termination Date. Facility Fees, utilization fees and interest on Term Benchmark Advances, Daily Simple RFR Advances and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year, except for interest on Daily Simple RFR Loans denominated in Sterling and Alternative Currency Loans where market convention, as determined by the Administrative Agent, requires that they be calculated for actual days elapsed on the basis of a 365 or 366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
2.18Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from an LC Issuer, the Administrative Agent shall notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender, the Company and the relevant Borrower of the interest rate applicable to each Term Benchmark Advance promptly upon determination of such interest rate and will give each Lender and the Company prompt notice of each change in the Base Rate.
2.19Lending Installations. Each Lender will book its Loans and its participation in LC Obligations and Swingline Loans and each LC Issuer may book the Facility LCs at the Lending Installation set forth in its administrative questionnaire or from time to time selected by such Lender or such LC Issuer in accordance with this Section 2.19. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participation in LC Obligations and Swingline Loans and any Notes issued hereunder shall be deemed held by each Lender or each LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and each LC Issuer may, by not less than one (1) Business Day’s prior written notice to the Administrative Agent and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.
2.20Non-Receipt of Funds by the Administrative Agent.
(a)Unless the relevant Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent (or in the case of any Base Rate Advance by 12:00 p.m. on the Business Day of a Loan) of (i) in the case of a Lender, the proceeds of a Loan or any payment by such Lender pursuant to this Agreement, or (ii) in the case of such Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or such Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the

Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (y) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan. With respect to Advances denominated in Alternative Currencies (other than Euro), a payment shall be deemed to have been made by the Administrative Agent on the date on which it is required to be made under this Agreement if the Administrative Agent has, on or before that date, taken all relevant steps to make that payment. With respect to the payment of any amount denominated in Euro, the Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds in Euros to the account with the bank in the principal financial center in the Participating Member State which the relevant Borrower or, as the case may be, any Lender shall have specified for such purpose. In this Section 2.20, “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments in the applicable Currency. The failure of any Lender to make the Loan to be made by it as part of any Advance shall not relieve any other Lender of its obligation hereunder to make its Loan on the date of such Advance and any repayment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that failed to make such payment to the Administrative Agent.
(b)The obligations of the Lenders hereunder to make Loans, to fund participations in Facility LCs and Swingline Loans and to make payments pursuant to Section 9.6(d) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.6(d) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.6(d).
2.21Facility LCs.
2.21.1Issuance. Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue commercial and standby letters of credit in Dollars (each, a “Facility LC”) and to extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the Closing Date and prior to the Facility Termination Date upon the request of a Borrower; provided that (A) immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $250,000,000, (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment and (iii) the aggregate amount of the outstanding LC Obligations associated with the Facility LCs issued by a LC Issuer shall not exceed such LC Issuer’s Facility LC Fronting Sublimit without the consent of such LC Issuer and (B) such LC Issuer has not received written notice from any Lender, the Administrative Agent or the Company, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Facility LC, that one or more applicable conditions contained in Section 4.2 has not been satisfied. The Borrowers may, at any time and from time to time, reduce or increase the Facility LC Fronting Sublimit of any LC Issuer with the consent of the applicable LC Issuer; provided that the Borrowers shall not reduce or increase the Facility LC Fronting Sublimit of any LC Issuer if, after giving effect to such reduction or increase, the conditions set forth in clauses (A)(i) through (A)(iii) above shall not be satisfied. No Facility LC shall have an expiry date later than the earlier of (x) the seventh Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided that no Facility LC may expire after the Facility Termination Date of any Lender who did not agree to extend the Facility Termination Date in accordance with Section 2.28 if, after giving effect to such issuance, the aggregate Commitments of the extending

Lenders (including any replacement Lenders) for the period following such Facility Termination Date would be less than the available amount of the Facility LCs expiring after such Facility Termination Date. The Existing Facility LCs shall be deemed to be Facility LCs issued and outstanding under this Agreement. Any Facility LC may be for the benefit of any Subsidiary and may be issued for the joint and several account of one or more Borrowers and a Subsidiary to the extent otherwise permitted by this Agreement and so long as a Borrower shall be the primary obligor of such Facility LC. No LC Issuer shall be under any obligation to issue any Facility LC if:
(a)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such LC Issuer from issuing such Facility LC or any Law applicable to such LC Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such LC Issuer shall prohibit, or request that such LC Issuer refrain from, the issuance of letters of credit generally or such Facility LC in particular or shall impose upon such LC Issuer with respect to such Facility LC any restriction, reserve or capital requirement (for which such LC Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose on such LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such LC Issuer in good faith deems material to it; or
(b)the issuance of the Facility LC would violate any Laws or one or more policies of such LC Issuer applicable to letters of credit issued to borrowers generally.
Notwithstanding anything herein to the contrary, no LC Issuer shall have any obligation hereunder to issue, and shall not issue, any Facility LC the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country, except, in each case, to the extent such use is licensed or otherwise permitted under applicable law or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
2.21.2Participations. Upon the issuance or Modification by an LC Issuer of a Facility LC in accordance with this Section 2.21, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.
2.21.3Notice. Subject to Section 2.21.1, a Borrower shall give the applicable LC Issuer notice prior to 11:00 a.m. at least three (3) Business Days (or such lesser number of days acceptable to such LC Issuer with respect to any proposed Facility LC) prior to the proposed date of issuance or Modification of each Facility LC (with a copy to the Administrative Agent), specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof (including whether it is a standby or commercial letter of credit) and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by an LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which such LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to such LC Issuer and that such Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each, a “Facility LC Application”). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.21.4LC Fees. The Company or the relevant Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, (i) with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin in effect from time to time on the daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on the fifteenth day to occur following the end of each March, June, September and December to occur during the term of this Agreement (and if such day is not a Business Day, then on the next succeeding Business Day) and (ii) with respect to each commercial Facility LC, a one-time letter of credit fee in an amount agreed upon between the applicable LC Issuer and such Borrower at the time of issuance calculated on the initial stated amount (or, with respect to any Modification of any such commercial Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof, such fee to be payable on the date of such issuance or increase (such fee described in this sentence, an “LC Fee”). Such Borrower shall also pay to each LC Issuer for its own account (x) a fronting fee in the amount of 0.125% per annum calculated on the stated amount of each Facility LC payable in arrears on the fifteenth day to occur following the end of each March, June, September and December to occur during the term of this Agreement (and if such day is not a Business Day, then on the next succeeding Business Day), and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with such LC Issuer’s standard schedule for such charges as in effect from time to time.
2.21.5Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrowers and each Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of each LC Issuer to the Borrowers and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in compliance with such Facility LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by such LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrowers pursuant to Section 2.21.6, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Base Rate Advances.
2.21.6Reimbursement by Borrowers. The Borrowers shall be irrevocably and unconditionally obligated to reimburse each LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC issued for any Borrower’s account, without presentment, demand, protest or other formalities of any kind; provided that neither any Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer (as determined by a court of competent jurisdiction by final judgment) in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request complying with the terms and conditions of such Facility LC. All such amounts paid by an LC Issuer and remaining unpaid by a Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Base Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Base Rate Advances for such day if such day falls after such LC Payment Date. The applicable LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from a Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.21.5. Subject to the terms and conditions of this Agreement (including the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set forth in Article IV), a Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.
2.21.7Obligations Absolute. Each Borrower’s obligations under this Section 2.21 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which a Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. Each Borrower further agrees with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Borrowers’ Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, any of their Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrowers or of any of their Affiliates against the beneficiary of any Facility LC or any such transferee. No LC Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. Each Borrower agrees that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrowers and shall not put any LC Issuer or any Lender under any liability to the Borrowers. Nothing in this Section 2.21.7 is intended to limit the right of a Borrower to make a claim against an LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.21.6.
2.21.8Actions of LC Issuer. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders or all Lenders, as the case may be in accordance with Section 8.2, as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or refusing to take any such action. Notwithstanding any other provision of this Section 2.21, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders or, if required pursuant to Section 8.2, all Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.
2.21.9Indemnification. Each Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, such LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including any claims, damages, losses, liabilities, costs or expenses which such LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrowers may have against any Defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of Law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrowers shall not be required to indemnify any Lender, any LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such LC Issuer (as determined by a court of competent jurisdiction by final judgment) in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request complying with the terms and conditions of such Facility LC. Nothing in this Section 2.21.9 is intended to limit the obligations of the Borrowers under any other provision of this Agreement.
2.21.10Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final judgment) or such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.21 or any action taken or omitted by such indemnitees hereunder.
2.21.11Facility LC Collateral Account. Each Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuers or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility LC Collateral Account”) at the Administrative Agent’s Office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. Each Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers, a security interest in all of such Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in accordance with the Company’s instructions in certificates of deposit of Wells Fargo having a maturity not exceeding 30 days. Nothing in this Section 2.21.11 shall either obligate the Administrative Agent to require the Borrowers to deposit any funds in the Facility LC Collateral Account, obligate the Borrowers to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.
2.21.12Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.
2.21.13Replacement of LC Issuer.
(a)An LC Issuer may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced LC Issuer and a successor LC Issuer. The Administrative Agent shall notify the Lenders of any such replacement of an LC Issuer. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced LC Issuer pursuant to Section 2.21.4. From and after the effective date of any such replacement, (i) the successor LC Issuer shall have all of the rights and obligations of the replaced LC Issuer under this Agreement with respect to Facility LCs to be issued thereafter and (ii) references herein to the term “LC Issuer” shall be deemed to refer to such successor or to any previous LC

Issuer, or to such successor and all previous LC Issuers, as the context shall require. After the replacement of an LC Issuer hereunder, the replaced LC Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a LC Issuer under this Agreement with respect to Facility LCs issued by it prior to such replacement, but shall not be required to issue additional Facility LCs.
(b)Subject to the appointment and acceptance of a successor LC Issuer, a LC Issuer may resign as a LC Issuer at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrowers and the Lenders, in which case, such LC Issuer shall be replaced in accordance with Section 2.21.13(a).
2.22Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Advance in any Alternative Currency, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for the Loans comprising such Advance to be denominated in the Alternative Currency specified by the relevant Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Lenders, and such Loans shall not be denominated in such Alternative Currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Equivalent Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, as Base Rate Loans, unless the relevant Borrower notifies the Administrative Agent at least two (2) Business Days before such date that (a) it elects not to borrow on such date or (b) it elects to borrow on such date in a different Alternative Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Equivalent Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be.
2.23Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with such other currency at the Administrative Agent’s Office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrowers in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the Specified Currency, the Borrowers agree, to the fullest extent that they may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the Specified Currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the Specified Currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the relevant Borrower.
2.24Payment Provisions Relating to the Euro.
(a)Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a Participating Member State shall be paid in Euro.
(b)Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of the Borrowers to the Lenders and the Lenders to the Borrowers under or pursuant to this Agreement, each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency denomination of a Subsequent Participant to be paid to or by the Administrative Agent shall, immediately upon such Subsequent Participant becoming a Participating Member State, be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in Euros as the Administrative Agent may from time to time specify. The interest and currency provisions of this Agreement (including Section 3.3) shall apply thereto.
2.25Redenomination. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a Subsequent Participant state shall be redenominated into Euro in accordance with EMU legislation immediately upon such Subsequent Participant becoming a Participating Member State (but otherwise in accordance with EMU Legislation). The interest and currency provisions of this Agreement (including Section 3.3) shall apply thereto.
2.26Replacement of Lender. If any Lender requests compensation under Section 3.1 or Section 3.2, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, or if any Lender becomes Defaulting Lender, a Non-Extending Lender (but subject to Section 2.28(d)) or a non-consenting Lender (as described in Section 8.2(b)), then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.1), all its interests, rights (other than its existing rights to payments pursuant to Sections 3.1, 3.2 or 3.5) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (a) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Swingline Lender and each LC Issuer), which consent shall not unreasonably be withheld, (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in a payment made by each LC Issuer pursuant to a Facility LC and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (c) in the case of any such assignment resulting from a claim for compensation under Section 3.1 or 3.2 or payments required to be made pursuant to Section 3.5, such assignment will result in a reduction in such compensation or payments, (d) in the case of any assignment resulting from a Lender being a Non-Extending Lender, the applicable assignee shall have consented to the applicable extension and (e) in the case of any assignment resulting from a Lender being a non-consenting Lender (as described in Section 8.2(b)), the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that (x) an assignment required pursuant to this Section 2.26 may be effected pursuant to an Assignment Agreement executed by the Company, the Administrative Agent and the assignee and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender or the Administrative Agent; provided, further, that any such documents shall be without recourse to or warranty by the parties thereto.
2.27Application of Certain Payments. If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.1(b)(ii) or (iii), 2.20(a), 2.21.5 or 9.6(d), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (a) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the LC Issuers to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (b) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections, in the case of each of clause (a) and (b) above, in any order as determined by the Administrative Agent in its discretion.

2.28Extension of Facility Termination Date.
(a)Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 60 days and not later than 35 days prior to each anniversary of the Closing Date (each an “Extension Date”), request, not more than twice prior to the fifth anniversary of the Closing Date, that each Lender extend such Lender’s Facility Termination Date for an additional one year from the Facility Termination Date then in effect hereunder (the “Existing Termination Date”); provided that in no event shall the Facility Termination Date for any Lender be extended beyond August 7, 2033.
(b)Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is ten (10) Business Days after receipt of notice from the Administrative Agent of the Company’s request for an extension (the “Notice Date”) advise the Administrative Agent whether or not such Lender agrees to such extension (each such Lender that determines to so extend its Facility Termination Date, being an “Extending Lender” and each Lender that determines not to so extend its Facility Termination Date, being a “Non-Extending Lender”). In the event that a Lender that does not so advise the Administrative Agent on or before the Notice Date such Lender shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.
(c)Notification by Administrative Agent. The Administrative Agent shall notify the Company of each Lender’s determination under this Section no later than the date 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).
(d)Additional Commitment Lenders. If (and only if) the Required Lenders have agreed to extend the Facility Termination Date then in effect hereunder, the Company shall have the right at any time prior to the date 30 days prior to the existing maturity date applicable to any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement, one or more Eligible Assignees (each, an “Additional Commitment Lender”) in accordance with the provisions contained in Section 2.26, each of which Additional Commitment Lenders shall have entered into an Assignment Agreement pursuant to which such Additional Commitment Lender shall, effective as of the date of the Assignment Agreement, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).
(e)Minimum Extension Requirement. If (and only if) the Required Lenders have agreed so to extend the Facility Termination Date then in effect hereunder as described in this Section 2.28, then, effective as of such Extension Date, the Facility Termination Date of each Extending Lender and each Additional Commitment Lender shall be extended to the date falling one year after the Existing Termination Date (except that, if such date is not a Business Day, such date shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement; provided that there shall be no change in the Facility Termination Date of any Non-Extending Lender that has not been replaced by an Additional Commitment Lender (each a “Non-Replaced Lender”). On the Facility Termination Date of each Non-Replaced Lender, the Borrowers shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.4) to the extent necessary to repay, non-ratably, the Loans of such Non-Replaced Lenders and the Commitment of such Non-Replaced Lenders shall be terminated. The Commitment Percentages of the remaining Lenders shall be revised as of such date.
(f)Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Facility Termination Date pursuant to this Section shall not be effective with respect to any Lender unless:
(i)no Default or Unmatured Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(ii)the representations and warranties contained in Article V or any other Loan Document are true and correct on and as of the date of such extension and after giving effect thereto, as though made on and as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; provided that any representation and warranty that is qualified as to materiality, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any such qualification therein) in all respects on such respective dates; and
(iii)since the date of the financial statements most recently available under Section 6.1(a) or the date of the most recent 8-K report filed by the Company with the Securities and Exchange Commission, no event, circumstance or development shall have occurred that constitutes, has had or could reasonably be expected to constitute or to have a Material Adverse Effect.
(g)Conflicting Provisions. This Section shall supersede any provisions in Section 8.2 or 11.2 to the contrary.
2.29Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.6;
(b)the voting rights of such Defaulting Lender shall be modified as set forth in the definition of “Required Lenders”;
(c)if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(i)all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages, but only to the extent the sum of all non-Defaulting Lenders’ Aggregate Outstanding Credit Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the LC Issuers only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.21.11 for so long as such LC Exposure is outstanding;
(iii)if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.21.4 with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.21.4 shall be adjusted in accordance with such non-Defaulting Lenders’ Commitment Percentages; or
(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the LC Issuers or any Lender hereunder, all Facility Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.21.4 with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable LC Issuers until such LC Exposure is cash collateralized and/or reallocated; and
(d)so long as such Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loan and (ii) no LC Issuer shall be required to issue, amend or increase any Facility LC, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.21.11, and participating interests in any such newly issued or increased Facility LC or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.29(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the Closing Date and for so long as such event shall continue or (ii) the Swingline Lender or any LC Issuer has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no LC Issuer shall be required to issue, amend or increase any Facility LC, unless the Swingline Lender or each LC Issuer, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Swingline Lender or the LC Issuers, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrowers, the Swingline Lender and the LC Issuers each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage.
Article III

YIELD PROTECTION; TAXES
3.1Yield Protection.
(a)If, on or after the Closing Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), the adoption or taking effect of any Law or any governmental policy or directive (whether or not having the force of Law), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or any LC Issuer with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency (any such event, a “Change in Law”; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder, issued in connection therewith or in implementation thereof (“Dodd-Frank”) shall be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented and (y) all requests, rules, guidelines or directives promulgated by the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to

Basel III, shall be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented):
(i)subjects any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its Loans, Loan principal, Facility LCs, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto,
(ii)imposes or increases or deems applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board, as amended and in effect from time to time)), assessment, insurance charge, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or any LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Rate Advances), or
(iii)imposes any other condition (other than Taxes) the result of which is to increase the cost to any Lender or any applicable Lending Installation or any LC Issuer of maintaining its Commitment or making, funding or maintaining its Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or any LC Issuer in connection with its Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or any LC Issuer to make any payment calculated by reference to its Commitment or the amount of Loans, Facility LCs or participations therein held or interest or LC fees received by it, by an amount deemed material by such Lender or such LC Issuer as the case may be, and (A) the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or other Recipient, as the case may be, of making, converting into, continuing or maintaining its Loans or Commitment or of issuing, maintaining or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or such other Recipient, as the case may be, in connection with such Loan, or Commitment, Facility LCs or participations therein, and (B) such Lender or the applicable Lending Installation or such other Recipient, as the case may be, is generally demanding similar compensation from its other similar borrowers in similar circumstances, then, within 30 days of demand by such Lender or such other Recipient, as the case may be, the relevant Borrower shall pay such Lender or such other Recipient, as the case may be, such reasonable additional amount or amounts as will compensate such Lender or such other Recipient for such increased cost or reduction in amount received; provided that the relevant Borrower shall not be required to pay such Lender or such other Recipient pursuant to this Section 3.1(a) for such increased cost or reduction in amount received to the extent incurred more than 180 days prior to the date that such Lender or such other Recipient, as the case may be, notifies such relevant Borrower of the Change in Law giving rise to such increased cost or reduction in amount received; provided, further, that if the Change in Law giving rise to such increased costs or reduction in amount received is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.
(b)Non-U.S. Reserve Costs or Fees With Respect to Loans to Non-U.S. Borrowers. If any Law or any governmental or quasi-governmental policy or directive of any jurisdiction outside of the United States or any subdivision thereof (whether or not having the force of Law)

imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or any LC Issuer, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation or such LC Issuer of making or maintaining its Loans or of issuing or participating in Facility LCs to any Borrower that is not incorporated under the Laws of the United States or a state thereof (each a “Non-U.S. Borrower”) or its Commitment to any Non-U.S. Borrower or to reduce the return received by such Lender or applicable Lending Installation or such LC Issuer in connection with such Loans, Facility LCs or participations therein to any Non-U.S. Borrower or its Commitment to any Non-U.S. Borrower, then, within 30 days of demand by such Lender or such LC Issuer, such Non-U.S. Borrower shall pay such Lender or such LC Issuer such additional amount or amounts as will compensate such Lender or such LC Issuer, as the case may be, for such increased cost or reduction in amount received; provided that such Non-U.S. Borrower shall not be required to compensate any Lender or any LC Issuer for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender or such LC Issuer as a result of the calculation of the interest rate applicable to Eurocurrency Rate Loans pursuant to the terms thereof.
3.2Changes in Capital Adequacy Regulations. If any Lender or any LC Issuer determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such LC Issuer’s capital or on the capital of such Lender’s or such LC Issuer’s holding company, if any, as a consequence of this Agreement or the Advances made by, or participations in Facility LCs and Swingline Loans held by, such Lender, or the Facility LCs issued by such LC Issuer, to a level below that which such Lender or such LC Issuer or such Lender’s or such LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such LC Issuer’s policies and the policies of such Lender’s or such LC Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or such LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such LC Issuer or such Lender’s or such LC Issuer’s holding company for any such reduction suffered.
3.3Availability of Types of Advances.
3.3.1Circumstances Affecting Eurocurrency Rates and RFRs. Subject to Section 3.3.3, in connection with any RFR Loan or any Eurocurrency Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (a) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that (i) if a Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining such Daily Simple RFR pursuant to the definition thereof or (ii) if Term SOFR or a Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Term SOFR or such Eurocurrency Rate, as applicable, for the applicable Currency and the applicable Interest Period with respect to a proposed Term SOFR Loan or Eurocurrency Rate Loan, as applicable, on or prior to the first day of such Interest Period, (b) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to an applicable Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (c) with respect to any Eurocurrency Rate Loan, the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered in the applicable Currency to banks in the London or other applicable offshore interbank market for the applicable Currency, amount or Interest Period of such Eurocurrency Rate Loan, or (d) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that (i) if a Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, such Daily Simple RFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans or (ii) if Term SOFR or a Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Term SOFR or such Eurocurrency Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period and, in the case of clause (d)(i) or clause (d)(ii) above, the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Company. Upon notice thereof by the Administrative Agent to the Company, any obligation of the Lenders to make RFR Loans or Eurocurrency Rate Loans, as applicable, in each such Currency, and any right of any Borrower to convert any Loan in each such Currency (if applicable) to or continue any Loan as an RFR Loan or a Eurocurrency Rate Loan, as applicable, in each such Currency, shall be suspended (to the extent of the affected RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) until the Administrative Agent (with respect to clause (d) above, at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or Eurocurrency Rate Loans in each such affected Currency (to the extent of the affected RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) or, failing that, (1) in the case of any request for an Advance of an affected Term SOFR Loans or Daily Simple RFR Loans denominated in Dollars, the applicable Borrower will be deemed to have converted any such request into a request for a Base Rate Advance in the amount specified therein, and (2) in the case of any request for an Advance of an affected RFR Loans or Eurocurrency Rate Loans in an Alternative Currency, then such request shall be ineffective and (B)(1) any outstanding affected Term SOFR Loans or Daily Simple RFR Loans denominated in Dollars will, in each case, be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period or Payment Date, as applicable, and (2) any outstanding affected Loans denominated in an Alternative Currency, at the applicable Borrower’s election, shall either (x) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Equivalent Amount of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (y) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that if no election is made by the applicable Borrower by the date that is the earlier of three (3) Business Days after receipt by such Borrower of such notice or, with respect to a Eurocurrency Rate Loan the last day of the current Interest Period, the applicable Borrower shall be deemed to have elected clause (x) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.
3.3.2Laws Affecting Eurocurrency Rate or RFR Availability. If, after the Closing Date, the introduction of, or any change in, any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Installations) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Installations) to honor its obligations hereunder to make or maintain any Daily Simple RFR Loan, Term SOFR Loan, or Eurocurrency Rate Loan, or to determine or charge interest based upon any applicable RFR, any applicable Daily Simple RFR, the Term SOFR Reference Rate, Term SOFR, the Eurocurrency Rate or the Adjusted Eurocurrency Rate, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Company and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Company that the circumstances giving rise to such determination no longer exist, (a) any obligation of the Lenders to make RFR Loans or Eurocurrency Rate Loans, as applicable, in the affected Currency or Currencies, and any right of the Borrowers to convert any Loan denominated in Dollars to a Term SOFR Loan or a Daily Simple RFR denominated in Dollars, as applicable, or continue any Loan as an RFR Loan or a Eurocurrency Rate Loan, as applicable, in the affected Currency or Currencies shall be suspended and (b) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, (i) convert all Term SOFR Loans and Daily Simple RFR Loans denominated in Dollars to Base Rate Loans and (ii) convert all RFR Loans and Eurocurrency Rate Loans denominated in an affected Alternative Currency to Base Rate Loans denominated in Dollars (in an amount equal to the Equivalent Amount of such Alternative Currency) (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), (A) with respect to Daily Simple RFR Loans, on the Payment Date therefor, if all affected Lenders may lawfully continue to maintain such Daily Simple RFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Daily Simple RFR Loans to such day or (B) with respect to Eurocurrency Rate Loans or Term SOFR Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.
3.3.3Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Company may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.3.3(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrowers of (A) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.3.3(d) and (B) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3.3.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate and EURIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (A) in the case of any request for any affected Term SOFR Loans or Daily Simple RFR Loans denominated in Dollars, if applicable, the applicable Borrower will be deemed to have converted any such request into a request for a Base Rate Advance in the amount specified therein and (B) in the case of any request for any affected RFR Loan or Eurocurrency Rate Loan, in each case, in an Alternative Currency, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period, (B) any outstanding affected Daily Simple RFR Loans denominated in Dollars, if applicable, will be deemed to have been converted into Base Rate Loans at the next Payment Date therefor, and (C) any outstanding affected RFR Loans or Eurocurrency Rate Loans, in each case, denominated in an Alternative Currency, at the applicable Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Equivalent Amount of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any (x) Daily Simple RFR Loan described in the foregoing clause (C), if no election is made by the applicable Borrower by the date that is three (3) Business Days after receipt by the Borrowers of such notice, such Borrower shall be deemed to have elected clause (1) above, and (y) with respect to any Eurocurrency Rate Loan, if no election is made by the applicable Borrower by the earlier of the date that is three (3) Business Days after receipt by the Borrowers of such notice and the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, such Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
3.4Funding Indemnification.
3.4.1With respect to (a) Term Benchmark Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term

Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked pursuant to the terms hereof and is revoked in accordance therewith) or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.26 or (b) the failure by the applicable Borrower to make any payment of any Alternative Currency Loan on its scheduled due date or any payment thereof in a different Currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
3.4.2With respect to Daily Simple RFR Loans, in the event of (i) the payment of any principal of any Daily Simple RFR Loan other than on the Payment Date for interest applicable thereto (including as a result of an Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any Daily Simple RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked pursuant the terms hereof and is revoked in accordance therewith), or (iii) the assignment of any Daily Simple RFR Loan other than on the Payment Date for interest applicable thereto as a result of a request by a Borrower pursuant to Section 2.26, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
3.5Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 3.5, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.1(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.5(f)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-3 or Exhibit G-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under

FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Survival. Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, subject to the provisions of Section 10.6 and Section 12.1, respectively, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)LC Issuers; Applicable Law. For purposes of this Section 3.5, the term “Lender” includes any LC Issuer and the term “applicable law” includes FATCA.
3.6Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Loan shall be calculated as though each Lender funded its Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the interest rate benchmark applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrowers of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.
3.7Limitation/Delay in Requests. Failure or delay on the part of any Lender or any LC Issuer to demand compensation pursuant to Section 3.2 shall not constitute a waiver of such Lender’s or such LC Issuer’s right to demand such compensation; provided that a Borrower shall not be required to compensate a Lender or an LC Issuer pursuant to Section 3.2 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such LC Issuer, as the case may be, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such LC Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.8Beneficial Ownership Certification. As of the Closing Date, to the best knowledge of the Borrowers, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.
Article IV

CONDITIONS PRECEDENT
4.1Initial Credit Extension.
This Agreement shall not become effective and the Lenders and the LC Issuers shall not be required to make the initial Credit Extension hereunder unless the following conditions have been satisfied:
(a)The Company has furnished to the Administrative Agent:
(i)A copy of the articles or certificate of incorporation of the Company, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.
(ii)A copy, certified by the Secretary or Assistant Secretary of the Company, of its by-laws or code of regulations and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Company is a party.
(iii)An incumbency certificate, executed by the Secretary or Assistant Secretary of the Company, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Company authorized to sign the Loan Documents to which the Company is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company.
(iv)A certificate, signed by the Chief Financial Officer or Treasurer of the Company, stating that on the Closing Date (A) no Default or Unmatured Default has occurred and is continuing nor, if applicable, would a Default or Unmatured Default result from any Credit Extension being made on such date and (B) the representations and warranties contained in Article V and in each other Loan Document are true and correct in all material respects except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects on and as of such earlier date; provided that any representation and warranty that is qualified as to materiality, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any such qualification therein) in all respects on such respective dates.
(v)Written opinions of the Company’s legal counsel, addressed to the Administrative Agent and the Lenders in form and substance reasonably satisfactory to the Administrative Agent.
(vi)Any Notes requested by a Lender payable to each such requesting Lender.

(vii)Written money transfer instructions, in substantially the form of Exhibit C, addressed to the Administrative Agent and signed by an Authorized Officer of the Company, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.
(b)Evidence that all principal, interest, fees and other amounts owing under the Existing Credit Agreement, the 364-Day Credit Facility and the AR Securitization Facility shall have been (or shall substantially contemporaneously be) repaid in full (it being understood that such amounts may be repaid out of the proceeds of Advances hereunder and any Existing Facility LCs shall be deemed to have been issued and outstanding under this Agreement on the Closing Date (and from and after the Closing Date shall be subject to and governed by the terms and conditions of this Agreement, including the terms of Section 2.21.1)) and all commitments and guarantees thereunder shall have been (or shall substantially contemporaneously be) terminated.
(c)Payment of the fees and other amounts described in the Fee Letters and payment or reimbursement of all other reasonable fees and expenses required to be paid or reimbursed, in each case, that are due on or before the Closing Date and for which invoices have been presented to the Company at least one Business Day prior to the Closing Date.
(d)(i) The Administrative Agent shall have received all documentation and other information regarding the Company requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and (ii) to the extent any Foreign Subsidiary Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Lender that has requested, in writing prior to such date, a Beneficial Ownership Certification in relation to such Foreign Subsidiary Borrower shall have received such Beneficial Ownership Certification (provided that upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (d)(ii) shall be deemed to be satisfied).
4.2Each Credit Extension. The Lenders shall not be required to make any Credit Extension (other than a Credit Extension in the form of a continuation or conversion of Loans), the LC Issuers shall not be obligated to issue or Modify any Facility LC, the Swingline Lender shall not be required to make any Swingline Loan and the Lenders shall not be required to increase Commitments pursuant to Section 2.2, unless on the applicable Credit Extension Date or Modification or the applicable date of any increase in the Commitments, the following conditions precedent have been satisfied:
(a)There exists no Default or Unmatured Default, nor would a Default or Unmatured Default result from such Credit Extension or Modification or increase in Commitments hereunder.
(b)The representations and warranties contained in Article V or any other Loan Document (other than Sections 5.5, 5.7 and 5.15 (other than on the Closing Date)) are true and correct in all material respects as of such Credit Extension Date and as of any date Commitments are increased hereunder except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date; provided that any representation and warranty that is qualified as to materiality, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any such qualification therein) in all respects on such respective dates.
(c)Each Borrowing Notice or request for the issuance or Modification of a Facility LC with respect to each such Credit Extension or request for any increase in Commitments shall constitute a representation and warranty by the Company that the conditions contained in Sections 4.2(a) and (b) have been satisfied.

Article V

REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to the Administrative Agent, the Lenders and the LC Issuers that:
5.1Existence and Standing. Each of the Company, the Subsidiary Borrowers and the Significant Subsidiaries is a corporation, partnership (in the case of Subsidiary Borrowers or Significant Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the Laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.2Authorization and Validity. Each Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. Each Loan Document has been duly executed and delivered by the Borrowers party thereto and the execution and delivery by each Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or other proceedings, and the Loan Documents to which such Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally.
5.3No Conflict; Government Consent; Other Consents. Neither the execution and delivery by the Borrowers of the Loan Documents to which they are a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any Law, order, writ, judgment, injunction, decree or award binding on any Borrower except where such violation could not reasonably be expected to have a Material Adverse Effect, (ii) any Borrower’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, code or regulations, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or material agreement to which any Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Borrower pursuant to the terms of any such indenture, instrument or material agreement, except where such violation could not reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof or any other Person, which has not been obtained by a Borrower, is required to be obtained by any Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by such Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.
5.4Financial Statements.
The following consolidated financial statements heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations in all material respects of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of such interim statements, to routine year-end audit adjustments:
(a)June 30, 2025 audited consolidated financial statements of the Company and its Subsidiaries; and

(b)March 31, 2026 unaudited interim consolidated financial statements of the Company and its Subsidiaries.
5.5Material Adverse Change. Since the date of the most recent 10-Q or 8-K report filed by the Company with the Securities and Exchange Commission, there has been no change in the condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.
5.6Taxes. The Company, the Subsidiary Borrowers and the Significant Subsidiaries have filed or caused to be filed all United States federal tax returns and all other tax returns which are required to be filed and have paid or caused to be paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company, the Subsidiary Borrowers or the Significant Subsidiaries, except such taxes, if any, (a) as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP, or (b) to the extent that the failure to do so could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed to be made, reasonably be expected to have a Material Adverse Effect.
5.7Litigation and Contingent Obligations. Except as disclosed as material in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2025 and Form 10-Qs for fiscal quarters ended September 30, 2025, December 31, 2025 and March 31, 2026, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers or of any treasury or finance department employee of the Company serving as the Company’s primary representative relating to the transactions contemplated by this Agreement, threatened in writing against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.
5.8Subsidiaries; Subsidiary Borrowers.
(a)All of the issued and outstanding shares of capital stock or other ownership interests of all Significant Subsidiaries and Subsidiary Borrowers have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable, except to the extent that the lack of such status could not reasonably be expected to have a Material Adverse Effect. The Company may designate any Subsidiary thereon which is directly or indirectly 80% or more owned by the Company as a Subsidiary Borrower hereunder so long as (a) the Company provides the Administrative Agent and the Lenders ten (10) days’ prior notice of such designation, (b) the Company guarantees the obligations of such new Subsidiary Borrower pursuant to the terms of the Parent Guaranty (which Parent Guaranty is not in effect as of the Closing Date, but is required to be in effect prior to or substantially contemporaneously with the first such Subsidiary Borrower becoming a party hereto), (c) such new Subsidiary Borrower delivers all corporate or organizational documents and authorizing resolutions and legal opinions reasonably requested by the Administrative Agent together with such documentation as may be reasonably requested by the Administrative Agent and the Lenders in connection with “know your customer”, beneficial interest and similar compliance requirements, (d) such new Subsidiary Borrower agrees to the terms and conditions of this Agreement and the Borrowers and the new Subsidiary Borrower execute all agreements and take such other action reasonably requested by Administrative Agent and (e) all applicable Lenders are able (i) under their respective internal policies and guidelines with respect to (A) lending to borrowers located in certain foreign jurisdictions and (B) lending in certain foreign currencies and (ii) under all constitutions, Laws, orders of courts or Governmental Authorities, to lend to such new Subsidiary Borrower. The Company may remove any Subsidiary as a Subsidiary Borrower upon (i) written notice by the Company to the Administrative Agent to such effect and (ii) repayment in full of all outstanding Loans of such Subsidiary Borrower, including any payments due to the Lenders under Sections 3.1, 3.2, 3.4, 3.5 and 9.6. Nothing in this Section 5.8 is intended to limit the ability of a Subsidiary Borrower to merge into another Subsidiary Borrower.

(b)Each of the Company and each Subsidiary Borrower organized under the Laws of a jurisdiction other than the United States, a State thereof or the District of Columbia (“Foreign Subsidiary Borrower”) represents and warrants to the Administrative Agent, the Lenders and the LC Issuers that:
(i)Such Foreign Subsidiary Borrower is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Subsidiary Borrower, the “Applicable Foreign Subsidiary Borrower Documents”), and the execution, delivery and performance by such Foreign Subsidiary Borrower of the Applicable Foreign Subsidiary Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Subsidiary Borrower nor any of its Property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under the Applicable Foreign Subsidiary Borrower Documents.
(ii)The Applicable Foreign Subsidiary Borrower Documents are in proper legal form under the Law of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing for the enforcement thereof against such Foreign Subsidiary Borrower under the Law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Subsidiary Borrower Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Subsidiary Borrower Documents that the Applicable Foreign Subsidiary Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Subsidiary Borrower Documents or any other document, except for (x) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Subsidiary Borrower Document or any other document is sought to be enforced and (y) any charge or tax as has been timely paid.
(iii)There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing (or otherwise resident for tax purposes) either (x) on or by virtue of the execution or delivery of the Applicable Foreign Subsidiary Borrower Documents or (y) on any payment to be made by such Foreign Subsidiary Borrower pursuant to the Applicable Foreign Subsidiary Borrower Documents, except as has been disclosed in writing to the Administrative Agent.
(iv)The execution, delivery and performance of the Applicable Foreign Subsidiary Borrower Documents executed by such Foreign Subsidiary Borrower are not, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing, subject to any notification or authorization except (x) such as have been made or obtained or (y) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (y) shall be made or obtained as soon as is reasonably practicable).
5.9ERISA. The Unfunded Liabilities of all Single Employer Plans could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each Plan complies in all material respects with all applicable requirements of Law where the failure to so comply could reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred with respect to any Plan where such occurrence could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiary Borrowers or the Significant Subsidiaries have withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Single Employer Plan where in either instance a liability could reasonably be expected to result in a Material Adverse Effect.
5.10Accuracy of Information. No written information, exhibit or report furnished by the Company or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents (when taken together with other written information so furnished) contained, at the time such information was delivered (or, if such information expressly related to a specific date, as of such specific date) any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date thereof provided that to the extent any such information, exhibits or reports include or incorporate by reference any forward-looking statement (each, a “Forward-Looking Statement”) which reflects the Company’s current view (as of the date such Forward-Looking Statement is made) with respect to future events, prospects, projections or financial performance, each Borrower represents only that such Forward-Looking Statement was prepared in good faith based upon assumptions believed by the preparers thereof to be reasonable at the time made and at the time so furnished (it being understood such Forward-Looking Statement is subject to uncertainties and other factors which could cause actual results to differ materially from such Forward-Looking Statement).
5.11Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Company and its Subsidiaries (either of the Company only or the Company and its Subsidiaries on a consolidated basis) which are subject to any limitation on sale, pledge or other restriction hereunder.
5.12Maintenance of Property. The Company and the Subsidiary Borrowers and the Significant Subsidiaries maintain all Property and keep such Property in good repair, working order and condition in accordance with customary and prudent business practices for similar businesses, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.
5.13Insurance. The Company, each Subsidiary Borrower and each Significant Subsidiary, maintains as part of a self-insurance program or with financially sound and reputable insurance companies insurance on all their Property in such amounts (with such customary deductibles, exclusions and self-insurance) and covering such risks as is consistent with sound business practice.
5.14Plan Assets; Prohibited Transactions. No Borrower is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
5.15Environmental Matters. In the ordinary course of its business, the Company considers the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which it identifies and evaluates potential risks and liabilities accruing to the Company due to Environmental Laws. On the basis of this consideration, the Company has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.
5.16Investment Company Act. Neither the Company nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
5.17Default. There exists no Default or Unmatured Default under Article VII of this Agreement.

5.18Compliance with Laws. The Company, each Subsidiary Borrower and each Significant Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law, order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.19Anti-Corruption Laws and Sanctions. The Borrowers have implemented and maintain in effect policies and procedures designed to promote compliance by the Borrowers, their Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrowers, their Subsidiaries and to the knowledge of the Borrowers, their respective employees, officers, directors and agents (in their capacity as such) that will act in any capacity in connection with or benefit from the credit facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not engaged in any activity that would reasonably be expected to result in any Borrower being designated as a Sanctioned Person. None of the Borrowers or any Subsidiary is a Sanctioned Person.
5.20Affected Financial Institution. No Borrower is an Affected Financial Institution.
Article VI

COVENANTS
So long as any Advance shall remain unpaid, any Facility LC is outstanding (unless the outstanding Reimbursement Obligations related thereto have been cash collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable LC Issuer and the Administrative Agent or such Facility LC has been deemed reissued under another agreement or such other arrangement reasonably acceptable to the applicable LC Issuer and the Administrative Agent) and/or any Lender shall have any Commitment hereunder, unless the Required Lenders shall otherwise consent in writing:
6.1Financial Reporting. The Company will furnish to the Administrative Agent (for distribution to the Lenders):
(a)Within 120 days after the close of each of its fiscal years (commencing with the fiscal year ending June 30, 2026), an unqualified (except for (i) qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Company’s independent certified public accountants and (ii) the impending maturity of the Loans or any Indebtedness or the impending expiration of the Commitments or any other revolving commitments) audit report certified by independent certified public accountants of nationally recognized standing, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss statements, and a statement of cash flows.
(b)Within 60 days after the close of each of the first three quarterly periods of each fiscal year (beginning with the quarter ending September 30, 2026), for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated unaudited profit and loss statements and a consolidated unaudited statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer, Chief Accounting Officer, Controller, or Treasurer and prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.
(c)Together with the financial statements required under Sections 6.1(a) and (b), a Compliance Certificate signed by its Chief Financial Officer, Chief Accounting Officer, Controller, or Treasurer and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(d)Documents required to be delivered pursuant to Sections 6.1(a) and (b) to the extent any such documents are included in materials filed with the Securities and Exchange Commission on the EDGAR filing system, shall be deemed to have been delivered on the date on which the Company posts such documents on EDGAR. Notwithstanding anything contained herein, in every instance the Company shall be required to provide copies of the Compliance Certificates required by Section 6.1(c) to the Administrative Agent by electronic transmission to such address as the Administrative Agent may direct. The Administrative Agent shall have no obligation to request the delivery or to maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for obtaining its own copies of such documents.
Each Borrower hereby acknowledges that (a) the Administrative Agent and/or WFS, as a Lead Arranger, will make available to the Lenders and the LC Issuers materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e. Lenders that do not wish to receive material non-public information with respect to any Borrower or its securities) (each, a “Public Lender”). In accordance with Section 9.11, each Lender hereby agrees that all information, including information furnished pursuant to this Section 6.1, furnished by any Borrower or the Administrative Agent will be syndicate-level information, which may contain material non-public information about the Borrowers and their related parties or their respective securities. Each Borrower hereby agrees (i) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, WFS, as a Lead Arranger, the LC Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States securities Laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.11), (ii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”, and (iii) the Administrative Agent and WFS, as a Lead Arranger, shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
(e)Within ten (10) Business Days after the Company knows that any Reportable Event has occurred with respect to any Plan which could reasonably be expected to have a Material Adverse Effect, a statement, signed by the Chief Financial Officer, Chief Accounting Officer, Controller, or Treasurer of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.
(f)Within ten (10) Business Days after receipt by the Company, a copy of (i) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, (ii) any notice alleging any violation of any environmental, health or safety Law by the Company or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect and (iii) any notice of any material governmental proceeding or material litigation, which, in either case, could reasonably be expected to have a Material Adverse Effect.
(g)(x) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
6.2Use of Proceeds; Margin Stock.

(a)The Company will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions: (i) to refinance Indebtedness outstanding under the Existing Facilities (it being understood that any Existing Facility LCs shall be deemed to have been issued and outstanding under this Agreement on the Closing Date (and from and after the Closing Date shall be subject to and governed by the terms and conditions of this Agreement, including the terms of Section 2.21.1)), (ii) for working capital (including the issuance of Facility LCs), (iii) for capital expenditures, (iv) to finance acquisitions (other than Hostile Acquisitions) and share repurchases and (v) for other lawful corporate purposes. No part of the proceeds of any Loan or any Facility LC will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
(b)No Borrower will permit the proceeds of any Credit Extension to be used, directly or, to the knowledge of such Borrower, indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except, in each case, to the extent such use is licensed or otherwise permitted under applicable law, or (iii) in any manner that would result in the violation of any Sanctions (or, in the case of any Credit Extension consisting of a Swingline Loan or an Alternative Currency Loan, in each case, funded out of a London office branch or affiliate of the Administrative Agent, U.K. Sanctions) applicable to any party hereto.
6.3Notice of Default; Notice of Beneficial Ownership Changes. Promptly upon knowledge thereof by any officer of the Company, any Subsidiary Borrower or any Significant Subsidiary or by any treasury or finance department employee of the Company serving as the primary representative relating to the transactions contemplated by this Agreement, the Company will, and will cause each such Person to, give notice in writing to the Administrative Agent of the occurrence of (a) any Default or Unmatured Default for prompt delivery to the Lenders or (b) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
6.4Conduct of Business; Maintenance of Property; Books and Records. The Company will, and will cause each Subsidiary Borrower and each Significant Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or fields related thereto, unless the failure to do so could not reasonably be expected to cause a Material Adverse Effect (except that the Company, the Subsidiary Borrowers and the Significant Subsidiaries shall have no duty to renew or extend contracts which expire by their terms), and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company will, and will cause each Subsidiary Borrower and each Significant Subsidiary to, maintain, preserve and protect all Property and keep such Property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrowers will, and will cause each of their Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.
6.5Taxes. The Company will, and will cause each Subsidiary Borrower and each Significant Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by Law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (a) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP, or (b) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.6Insurance. The Company will, and will cause each Subsidiary Borrower and each Significant Subsidiary to, maintain as part of a self-insurance program or with financially sound and reputable insurance companies insurance on all their Property in such amounts (with such customary deductibles, exclusions and self-insurance) and covering such risks as is consistent with sound business practice, except to the extent that the failure to do so could not, based upon the facts and circumstances existing at the time, reasonably be expected to cause a Material Adverse Effect.
6.7Compliance with Laws. The Company will, and will cause each Subsidiary Borrower and each Significant Subsidiary to, comply with all Laws, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including ERISA and all Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrowers will maintain in effect and enforce, in all material respects, policies and procedures designed to promote compliance by the Borrowers, their Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.
6.8Inspection. The Company will, and will cause each Subsidiary Borrower and each Significant Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Company, each Subsidiary Borrower and each Significant Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary Borrower and each Significant Subsidiary, and to discuss the affairs, finances and accounts of the Company, each Subsidiary Borrower and each Significant Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable prior notice at such reasonable times and intervals during regular business hours as the Administrative Agent or any Lender may reasonably request; provided that neither the Company nor any Subsidiary Borrower or Significant Subsidiary shall be responsible for the costs and expenses incurred by the Administrative Agent, any Lender, or their representatives in connection with such inspection prior to the occurrence and continuation of a Default. Notwithstanding anything to the contrary in this Section 6.8, none of the Company or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussions of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information (provided, that during the continuation of a Default, such documents or information shall be provided to the Administrative Agent upon its request therefor so long as such request is made in furtherance of the Administrative Agent’s and the Lenders’ exercise of rights and remedies hereunder), (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement not entered into by the Company or a Subsidiary thereof primarily for the purpose of avoiding or limiting the scope of such disclosure, or (c) is subject to attorney-client or similar privilege which has been asserted by the Company or a Subsidiary thereof or constitutes attorney work product similarly subject to such privilege.
6.9Liens. The Company will not, nor will it permit any Subsidiary Borrower or Significant Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any Subsidiary Borrower or Significant Subsidiary, except:
(a)Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.
(b)Liens imposed by Law, such as landlords’, carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

(c)Liens arising out of pledges or deposits under worker’s compensation Laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation (other than Liens in favor of the PBGC).
(d)Utility easements, building restrictions and such other encumbrances or charges against real property which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries.
(e)Liens existing on the Closing Date.
(f)Liens on any assets which exist at the time of acquisition of such assets by the Company or any of its Subsidiaries, or purchase money liens, purchase money security interests, liens in respect of Finance Lease Obligations or other liens to secure the payment of all of any part of the purchase price of such assets upon the acquisition of such assets by the Company or any of its Subsidiaries or to secure any Indebtedness incurred or guaranteed by the Company or any of its Subsidiaries prior to, at the time, of or within 360 days after, such acquisition (or, in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later), which Indebtedness is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon, provided that in the case of any such acquisition, construction or improvement, the Lien shall not apply to such assets theretofore owned by the Company or any of its Subsidiaries other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located; provided, further, that the aggregate outstanding principal amount of Indebtedness secured by Liens permitted by this Section 6.9(f) shall not at any time exceed 1.5% of Consolidated Total Assets.
(g)Liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction), of the assets subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings).
(h)(i) Liens on accounts receivable, related assets (including deposit accounts and collateral security related to such accounts receivable) and rights to collection arising solely in connection with the sale or transfer of such property pursuant to a receivables purchase agreement in the ordinary course of the Company’s business or in connection with any Securitization Obligations and (ii) Liens on the equity interests of any special-purpose finance Subsidiary and any intercompany note or deferred payment obligation.
(i)Liens securing Rate Hedging Obligations in an aggregate amount at no time exceeding $100,000,000, which Liens (i) arise pursuant to Specified Rate Hedging Agreements and (ii) are required as a condition of such Specified Rate Hedging Agreement by Dodd-Frank (and not merely as a matter of contract or pricing).
(j)Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in any other clause in this Section 6.9; provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured prior to such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or a part of the assets which secured the Lien so extended, renewed or replaced (plus improvements and construction on such real property).
(k)So long as no Default under Section 7.9 would occur in connection therewith, Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any of its Subsidiaries with respect to which the Company or such Subsidiary is in good faith prosecuting an appeal or proceeding for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 60 days of the date of judgment; or Liens incurred by the Company or any of its Subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Subsidiary is a party.
(l)Liens securing Indebtedness described in Sections 6.10(d)(i) and (e).
(m)Liens securing Indebtedness or other obligations and not otherwise permitted by the foregoing provisions of this Section 6.9; provided that the aggregate outstanding principal amount of Indebtedness and other obligations secured by all such Liens shall not at any time exceed the greater of (i) $2,300,000,000 and (ii) 4.0% of Consolidated Total Assets.
(n)Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for an Acquisition or other transaction permitted hereunder.
(o)Liens securing Indebtedness or other obligations of any Subsidiary Borrower or Subsidiary Guarantor in favor of the Company or any other Subsidiary Borrower or Subsidiary Guarantor.
(p)Deposits to secure performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds or performance bonds, and other obligations of a like nature, in each case in the ordinary course of business.
(q)Banker’s Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary.
The expansion of Liens by virtue of accrual of interest or fees, the accretion of accreted value, the payment of interest, fees or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 6.9.
6.10Subsidiary Indebtedness. The Company will not permit any Subsidiary, other than any Subsidiary Guarantor, to create, incur or suffer to exist any Indebtedness, except:
(a)the Loans and the Reimbursement Obligations.
(b)Indebtedness (other than Securitization Obligations) outstanding on the Closing Date or incurred pursuant to commitments in existence on the Closing Date.
(c)Indebtedness of any Subsidiary to the Company or any other Subsidiary.
(d)(i) Indebtedness of any Person that becomes a Subsidiary after the Closing Date; provided that such Indebtedness existed at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary; and (ii) secured Indebtedness, including Finance Lease Obligations, the Liens with respect to which are permitted by Section 6.9(f).
(e)any refunding or refinancing of any Indebtedness referred to in clauses (a) through (d) above and clauses (f) and (m) below; provided that any such refunding or refinancing of Indebtedness referred to in clause (b), (c) or (d) above and clauses (f) and (m) below does not increase the principal amount thereof.

(f)Securitization Obligations of special-purpose finance Subsidiaries; provided that no Person has recourse against the Company, any Subsidiary Borrower or any Significant Subsidiary for such Securitization Obligations other than recourse related to Standard Securitization Undertakings.
(g)Indebtedness arising from (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business.
(h)Indebtedness arising from guarantees of loans and advances by third parties to employees, directors and officers of a Subsidiary in the ordinary course of business for bona fide business purposes; provided that the aggregate outstanding principal amount of such Indebtedness does not at any time exceed $100,000,000.
(i)Indebtedness of a Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including earnouts) or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries incurred or assumed in connection with the disposition of any business, property or Subsidiary or otherwise in the ordinary course of business (including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims).
(j)Indebtedness arising from Rate Hedging Obligations.
(k)Contingent Obligations (to the extent permitted by Section 6.11 and without duplication).
(l)Indebtedness outstanding under investment grade commercial paper programs.
(m)other Indebtedness; provided that, at the time of the creation, incurrence or assumption of such other Indebtedness and after giving effect thereto, the aggregate amount of all such other Indebtedness of the Subsidiaries does not exceed an amount equal to the greater of (i) $2,300,000,000 and (ii) 4.0% of Consolidated Total Assets at such time.
(n)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business.
(o)Indebtedness in respect of treasury and/or cash management services, overdrafts, netting services, automatic clearing house arrangements, credit, debit and stored value cards, credit card processing services, purchase cards, electronic funds transfer, deposit and other accounts and merchant services, overdraft protections, cash pooling arrangements and similar arrangements, in each case, incurred in the ordinary course of business .
The accrual of interest or fees, the accretion of accreted value and the payment of interest or fees in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.10.
6.11Contingent Obligations. The Company will not permit any Subsidiary, other than any Subsidiary Guarantor, to make or suffer to exist any Contingent Obligation, except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations with respect to any Subsidiary Borrower, (iii) Contingent Obligations consisting of Standard Securitization Undertakings, (iv) Contingent Obligations arising out of operating or synthetic leases entered into by Subsidiaries of the Company (provided that the aggregate amount of such Contingent Obligations does not at any time exceed 1.5% of Consolidated Total Assets), (v) Contingent Obligations

of any Person that becomes a Subsidiary after the Closing Date in respect of Indebtedness permitted by clause (d)(i) of Section 6.10 (provided that such Contingent Obligations existed at the time such Person becomes a Subsidiary and were not created in contemplation of or in connection with such Person becoming a Subsidiary), and (vi) Contingent Obligations in addition to, and including additional amounts of, those described in clauses (i) through (v) above (provided that the aggregate amount of such additional Contingent Obligations (without duplication) do not at any time exceed 4.0% of Consolidated Total Assets).
6.12Consolidated Net Leverage Ratio. The Company shall not permit the Consolidated Net Leverage Ratio as of the last day of any fiscal quarter of the Company (each such date, a “Test Date”), commencing with the Test Date on June 30, 2026, to be greater than 4.00 to 1.00; provided that if a Material Acquisition is consummated, then, upon written notice by the Company given to the Administrative Agent in the applicable Compliance Certificate, solely for the first four Test Dates occurring on or after the date such Material Acquisition is consummated, in lieu of the foregoing, the Company shall not permit the Consolidated Net Leverage Ratio on any such Test Date to be greater than 4.50 to 1.00 (each such period, a “Leverage Holiday”); provided, further, that if the Company requests a Leverage Holiday, then the Company shall not be permitted to request a subsequent Leverage Holiday until at least one full fiscal quarter has transpired thereafter where no Leverage Holiday was in effect at any time during such fiscal quarter.
Article VII

DEFAULTS
The occurrence of any one or more of the following events shall constitute a Default:
7.1    Any representation or warranty made or deemed made by or on behalf of the Company or any of its Subsidiaries to the Lenders, the LC Issuers or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.
7.2    Nonpayment of principal of any Loan within one (1) Business Day after the same becomes due, nonpayment of any Reimbursement Obligation within one (1) Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any Facility Fee, LC Fee or other Obligations under any of the Loan Documents within five (5) days after the same becomes due.
7.3    The breach by the Company of Section 6.2(b), 6.3(a) or 6.12.
7.4    The breach by any Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document (to the extent such other Loan Document does not specify a grace or cure period with respect to the applicable event of default thereunder) which is not remedied within thirty (30) days after written notice from the Administrative Agent or any Lender.
7.5    The Company, any Subsidiary Borrower or any Significant Subsidiary (a) shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness having an aggregate principal amount (excluding undrawn committed amounts) of more than $300,000,000 and such failure shall continue beyond any applicable grace period (or, in the event such Indebtedness does not have a grace period for non-payment of non-principal amounts, such failure with respect to any non-principal amount shall continue for three Business Days) or (b) shall fail to observe or perform any other agreement, or any circumstance or condition shall exist, in either case relating to Indebtedness having an aggregate principal amount (excluding undrawn committed amounts) of more than $300,000,000 or contained in any instrument or other agreement evidencing, securing or relating thereto, the effect of which failure, circumstance or condition is to cause such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (in each case automatically or otherwise), prior to its stated maturity.
7.6    The Company, any Subsidiary Borrower or any Significant Subsidiary shall (i) have an order for relief entered with respect to it under the Federal bankruptcy Laws (or any similar Laws in foreign jurisdictions) as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy Laws (or any similar Laws in foreign jurisdictions) as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.
7.7    Without the application, approval or consent of the Company, any Subsidiary Borrower or any Significant Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company, any Subsidiary Borrower or any Significant Subsidiary or any Substantial Portion, or a proceeding described in Section 7.6(iv) shall be instituted against the Company, any Subsidiary Borrower or any Significant Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.
7.8    Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Company and its Subsidiaries which, when taken together with all other Property of the Company and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.
7.9    The Company, any Subsidiary Borrower or any Significant Subsidiary shall fail within 60 days to pay, bond or otherwise discharge one or more judgments or orders for the payment of money (not covered by insurance) in an aggregate amount (as to all judgments and orders) of $300,000,000 (or the equivalent thereof in currencies other than Dollars) in which case, is/are not stayed, on appeal or otherwise being appropriately contested in good faith.
7.10    Any member of the Controlled Group shall fail to pay when due an amount or amounts for which it shall have become liable to pay under Title IV of ERISA and such failure to pay could reasonably be expected to result in a Material Adverse Effect; or notice of intent to terminate a Single Employer Plan with Unfunded Liabilities shall be filed under Section 4041(c) of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing, and such termination could be reasonably be expected to result in a Material Adverse Effect; or PBGC shall institute proceedings under which it is likely to prevail under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Single Employer Plan, and the foregoing could reasonably be expected to result in a Material Adverse Effect; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Single Employer Plan must be terminated, and the foregoing could reasonably be expected to result in a Material Adverse Effect; or there shall occur a complete or partial withdrawal from, or a default, as such terms are defined in Part I of Subtitle E of Title

IV of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the Controlled Group to incur current payment obligations where the failure to pay such obligations could be reasonably expected to result in a Material Adverse Effect.
7.11    Any Change in Control shall occur.
7.12    Any Loan Document shall fail to remain in full force or effect (other than in accordance with its express terms) or any action shall be taken to discontinue or the Company shall assert the invalidity or unenforceability of any Loan Document, or the Company shall deny that it has any further liability under any Loan Document, or shall give notice to such effect.
Article VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
8.1Acceleration; Facility LC Collateral Account.
(a)If any Default described in Section 7.6 or 7.7 occurs with respect to the Company or any Subsidiary Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, any LC Issuer or any Lender and the Borrowers will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Default occurs and is continuing, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Company hereby expressly waives and (b) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(b)If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(c)The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, subject to the reimbursement rights of the LC Issuers pursuant to Section 2.21.5, apply such funds to satisfy drawings under Facility LCs as they occur and LC Obligations, and if any amount remains on deposit in the Facility LC Collateral Account after all such Facility LCs have been fully drawn or expired, such remaining amount shall be applied to the payment of the other Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders or the LC Issuers under the Loan Documents.

(d)At any time while any Default is continuing, neither any Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full (other than contingent indemnification obligations) and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be promptly returned by the Administrative Agent to the Borrowers or paid to whomever may be legally entitled thereto at such time.
(e)If, within 60 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuers to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Company) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Company, rescind and annul such acceleration and/or termination.
8.2Amendments.
(a)Subject to Section 2.1(c)(iv), Section 2.13, Section 3.3 and the provisions of this Article VIII, the Required Lenders and the Borrowers may enter into written agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided that no such supplemental written agreement shall, without the consent of all of the Lenders:
(i)extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, any Reimbursement Obligation or any accrued interest or accrued fees, or reduce the rate or extend the time of payment of interest or fees thereon or any Reimbursement Obligation related thereto (it being understood that amendments or waivers to any financial covenant or definition (or components thereof) not made primarily for purposes of affecting interest or fee determinations shall not constitute a reduction of interest or fees for purposes hereof, and such amendment or waiver may be made with the approval of the Required Lenders);
(ii)change the definition of “Required Lenders”, “Commitment Percentage” or “Pro Rata Share” or any provision that requires the unanimous consent or pro rata treatment of Lenders;
(iii)extend the Facility Termination Date (other than as contemplated by Section 2.28) or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.8, or increase the amount of the Aggregate Commitment (other than as contemplated pursuant to Section 2.2) or of the Commitment of any Lender hereunder (other than as contemplated pursuant to Section 2.2) or the commitment to issue Facility LCs, or permit any Borrower to assign its rights under this Agreement (it being understood that amendments or waivers to any financial definition (or components thereof) or waivers of any condition precedent set forth in Section 4.2, or any Unmatured Default or Default shall not constitute an extension of time for payment or forgiveness of all or any portion of the principal amount thereof for this purpose, and such amendment or waiver may be made with the approval of the Required Lenders);
(iv)amend this Section 8.2; or
(v)release the Company as guarantor of any Credit Extension (except as expressly provided by the Loan Documents (including Section 9.7));

provided, further, that no amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, no amendment of any provisions relating to any LC Issuer (including Section 2.29) shall be effective without the written consent of such LC Issuer, and no amendment of any provision of this Agreement relating to the Swingline Loans (including Section 2.29) shall be effective without the written consent of the Swingline Lender. Notwithstanding the foregoing (but subject to the foregoing proviso), no consent with respect to any amendment (or amendment and restatement), waiver or other modification of this Agreement or any other Loan Document shall be required of, in the case of any amendment (or amendment and restatement), waiver or other modification referred to above in this Section 8.2(a), any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents substantially concurrently with the effectiveness of such amendment (or amendment and restatement), waiver or other modification and, after giving effect to such amendment (or amendment and restatement), waiver or other modification, no longer has any further commitment or obligation under this Agreement. The Administrative Agent may waive payment of the fee required under Section 12.1(b)(iv) without obtaining the consent of any other party to this Agreement. The Fee Letters may be amended, and rights and privileges thereunder waived, in a writing executed only by the parties thereto.
(b)Notwithstanding the foregoing, if any Lender declines to consent to a proposed amendment, modification or waiver of the provisions of any Loan Document that requires the consent of 100% of the Lenders which amendment, modification or waiver is approved by the Required Lenders, the Company has the right to replace such non-consenting Lender or Lenders in accordance with the provisions set forth in Section 2.26.
(c)Notwithstanding anything to contrary set forth herein, if the Administrative Agent and the Borrowers acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrowers shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
(d)Notwithstanding anything to contrary set forth herein, in connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Company and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.
8.3Preservation of Rights. No delay or omission of the Lenders, the LC Issuers or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of a Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders and/or other Persons required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by Law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuers and the Lenders until the later of (a) the Facility

Termination Date and (b) the date on which the Obligations have been paid in full and all Commitments hereunder have been terminated.
Article IX

GENERAL PROVISIONS
9.1Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.
9.2Governmental Regulation; Maximum Interest Rate. Anything contained in this Agreement to the contrary notwithstanding, neither any LC Issuer nor any Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable Law. In addition, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender.
9.3Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
9.4Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent, the LC Issuers and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent, the LC Issuers and the Lenders relating to the subject matter thereof.
9.5Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns; provided that the parties hereto expressly agree that each of the Lead Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.2 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.
9.6Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrowers be jointly and severally liable to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution and delivery of the commitment letter, term sheet and Fee Letters relating to this Agreement, the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any LC Issuer in connection with the issuance, amendment or extension of any Facility LC or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any

Lender or any LC Issuer (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any LC Issuer), in connection with the enforcement or protection of its rights (A) in connection with the commitment letter, term sheet and Fee Letters relating to this Agreement, this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Facility LCs issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Facility LC. Notwithstanding anything to the contrary contained herein, the limitations on the use of legal counsel, at the Borrowers’ expense, set forth in the second-to-last sentence of Section 9.6(c) apply to the provisions set forth in this Section 9.6(a).
(b)Limitation of Liability. To the extent permitted by applicable Law (i) no Borrower shall assert, and each Borrower hereby waives, any claim against the Administrative Agent, any Lead Arranger, any Syndication Agent, any Documentation Agent, any LC Issuer and any Lender, and any Related Party of any of the foregoing Persons for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, any Loan or Facility LC or the use of the proceeds thereof; provided that nothing in this Section shall relieve any Borrower of any obligation it may have to indemnify an Indemnitee, as provided in this Section, against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party with respect to which the applicable Indemnitee is otherwise entitled to indemnification.
(c)Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each LC Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including any violations of Environmental Laws or civil penalties or fines assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”)) (including the reasonable and documented out-of-pocket fees, charges and disbursement of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of the commitment letter, term sheet and Fee Letters relating to this Agreement, and the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Facility LC or the use or proposed use of the proceeds therefrom (including any refusal by any LC Issuer to honor a demand for payment under a Facility LC if the documents presented in connection with such demand do not comply with the terms of such Facility LC), (iii) any actual or alleged presence or release of hazardous substances on or from any property owned or operated by any Company or any of its Subsidiaries, or any environmental liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower, and regardless of whether an Indemnitee is a party thereof; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or from a material breach in bad faith of any material obligation of such Indemnitee hereunder or under any other Loan Document or (y) any dispute is solely among Indemnitees that are Lenders or Lead Arrangers and does not involve (A) any act or omission of any Borrower or any of its Affiliates or (B) any act or omission of a Lead Arranger or the Administrative Agent, in either case in its capacity as such. Notwithstanding any other provision in this Section, the Borrowers shall not be responsible for the fees and expenses of more than one separate firm of attorneys for related claims of the Indemnitees in each applicable jurisdiction arising out of the same set of allegations or circumstances (in addition to one separate firm of local attorneys in each jurisdiction and reasonably necessary specialty counsel (such as tax and regulatory)); provided that the Indemnitees shall have the right to employ separate counsel and the Borrowers shall jointly and severally bear the reasonable fees, costs and expenses of such separate counsel, if (1) the use of such counsel chosen by the other Indemnitees to represent the Indemnitees would present such counsel with a conflict, (2) such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the other Indemnitees, (3) such Indemnitee shall have reasonably concluded that it otherwise has divergent interests from the other Indemnitees or (4) the Company shall authorize in writing such Indemnitee to employ separate counsel at the Borrowers’ expense. This Section 9.6(c) shall not apply with respect to Taxes, other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claims.
(d)Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (c) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any LC Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such LC Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Commitment Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense of indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such LC Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such LC Issuer or the Swingline Lender in connection with such capacity.
(e)Payments. All amounts due under this Section shall be payable not later than thirty (30) days after demand therefor.
(f)Survival. The agreements in this Section 9.6 shall survive the resignation of the Administrative Agent, any LC Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitment and the repayment, satisfaction or discharge of all the other Obligations.
9.7Termination of Guarantees. Upon (a) the irrevocable payment in full of the principal and accrued interest on all of the Loans, (b) the payment of all other Obligations (other than contingent obligations for indemnification, expense reimbursement or yield protection as to which no claim has been made) of the Borrowers, (c) the payment of all obligations (other than contingent obligations for indemnification, expense reimbursement or yield protection as to which no claim has been made) owing under or in connection with the Parent Guaranty and the Subsidiary Guaranty, and (d) the termination of all of the Commitments, the Parent Guaranty and the Subsidiary Guaranty shall terminate automatically without the need for any action by any party. The Administrative Agent shall enter into such agreements, documents and instruments reasonably requested by the Company (at the Company’s expense) in order to evidence such termination.
9.8[Intentionally Omitted].
9.9Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees and acknowledges its Affiliates’ understanding that: (a) the credit facility provided for hereunder and any related arranging or other services in connection herewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between each Borrower and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Lead Arrangers, on the other hand, and each Borrower is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent, each Lender and each Lead Arranger is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Borrower or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (c) neither the Administrative Agent, nor any Lender, nor any other Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, any Lender or any Lead Arranger has advised or is currently advising any Borrower or their respective Affiliates on other matters) and neither the Administrative Agent, nor any Lender, nor any Lead Arranger has any obligations to the Company, any other Borrower or their respective Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (d) the Administrative Agent, the Lenders, the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of any Borrower and their respective Affiliates and neither the Administrative Agent, nor any Lender, nor any Lead Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (f) the Administrative Agent, the Lenders and the Lead Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Borrower hereby waives and releases, to the fullest extent permitted by Law, any claims that it may have against the Administrative Agent, the Lenders and the Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.
9.11Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the LC Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations or other agreements in connection with other transactions under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facility provided herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility provided herein, (h) with the consent of the Company, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, any LC Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company or (z) is independently developed by such Person without the use of any Information, (j) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement, or (k) for purposes of establishing a “due diligence” defense.
For purposes of this Section, “Information” means all information received from any Borrower relating to the Borrowers or their respective businesses, other than any such information that is available to the Administrative Agent, any LC Issuer or any Lender on a non-confidential basis prior to disclosure by any Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that in the case of written information received from the Company or any Subsidiary after the Closing Date, such written information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules or regulations to a governmental, regulatory or self-regulatory authority without any notification to any Person.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED THIS SECTION 9.11 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
9.12USA Patriot Act. The Administrative Agent for itself and not on behalf of any Lender and each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into Law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers and the Guarantors, which information includes the name and address of each Borrower and each Guarantor and other information that will allow the Administrative Agent or such Lender to identify each Borrower and each Guarantor in accordance with the Patriot Act.
9.13Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.
9.14Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.
9.15Rates. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.3.3 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR, any Daily Simple RFR, SONIA, SOFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.3.3, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, any Daily Simple RFR, SONIA, SOFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
9.16Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any Guarantor, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments or this Agreement,
(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Facility LCs, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (k) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any Guarantor, that none of the Administrative Agent, any Lead Arranger or any their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).
Article X

THE AGENT
10.1Appointment and Authority. Each of the Lenders and each LC Issuer hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the LC Issuers, and no Borrower has rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
10.2Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.
10.3Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law;
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose to any Lender, any LC Issuer or any other Person, any credit or other information relating concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of the Company or any of its Subsidiaries or Affiliates that is communicated to, obtained by or otherwise in the possession of the Person serving as the Administrative Agent; and
(d)shall not be required to account to any Lender or any LC Issuer for any sum or profit received by the Administrative Agent for its own account.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Unmatured Default or Default unless and until notice describing such Unmatured Default or Default is given to the Administrative Agent by the Company, a Lender or an LC Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Unmatured Default or Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vi) the utilization of any LC Issuer’s Facility LC Fronting Sublimit (it being understood and agreed that each LC Issuer shall monitor compliance with its own Facility LC Fronting Sublimit without any further action by the Administrative Agent).
10.4Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Facility LC, that by its terms must be fulfilled to the satisfaction of a Lender or a LC Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such LC Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such LC Issuer prior to the making of such Loan or the issuance of such Facility LC. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Lender and each LC Issuer that has signed this Agreement or a signature page to an Assignment Agreement or any other Loan Document pursuant to which it is to become a Lender or an LC Issuer hereunder shall be deemed to have consented to, approved and accepted and shall be deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or such LC Issuer or that is to be acceptable or satisfactory to such Lender or such LC Issuer.
10.5Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
10.6Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the LC Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right (with the consent of the Company unless a Default has occurred (any such consent of the Company not to be unreasonably withheld or delayed)) to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the LC Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each LC Issuer directly, until such time as the Required Lenders and the Company (if applicable) appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.6 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent, an LC Issuer or the Swingline Lender, as applicable.
Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an LC Issuer and the Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer and Swingline Lender, (b) the retiring LC Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, (c) the successor LC Issuer shall issue letters of credit in substitution for the Facility LCs, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring LC Issuer to effectively assume the obligations of the retiring LC Issuer with respect to such Facility LCs and (d) the applicable Borrower shall promptly repay in full all outstanding Swingline Loans (provided that to the extent such Swingline Loans are not so repaid in full, all rights and remedies of the Swingline Lender (and obligations of the Borrowers and other Lenders) under Section 2.1(b) or otherwise with respect to such Swingline Loans shall remain in full force and effect).
10.7Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each LC Issuer expressly acknowledges that none of the Administrative Agent, any Lead Arranger or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, any Lead Arranger or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Company and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, any Lead Arranger or any of their respective Related Parties to any Lender, any LC Issuer or any other Person as to any matter, including whether the Administrative Agent, any Lead Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and each LC Issuer expressly acknowledges, represents and warrants to the Administrative Agent and each Lead Arranger that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Company or its Subsidiaries or Affiliates or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and to provide the other facilities applicable to it as set forth herein and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans or to provide such other facilities is, in each case, experienced in making, acquiring, purchasing or holding commercial loans or providing such other facilities, (d) it has, independently and without reliance upon the Administrative Agent, any Lead Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Company and its Subsidiaries, all applicable bank or other regulatory applicable Laws relating to the transactions contemplated by this Agreement and the other Loan Documents, (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder and (f) it has all licenses, permits and approvals necessary for use of the reference rates referred to herein that are applicable to the Loans and other extensions of credit required to be made by it hereunder and it will take all actions necessary to comply, preserve, renew and keep in full force and effect any such licenses, permits and approvals. Each Lender and each LC Issuer also acknowledges and agrees that (i) it will, independently and without reliance upon the Administrative Agent, any Lead Arranger or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Company and its Subsidiaries and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section 10.7. Each party (including in the case of each Lender, on behalf of itself and its Affiliates) acknowledges and agrees that the Administrative Agent may, but shall not be obligated to, from time to time provide payment schedules, payoff statements, payoff letters, interest statements or bills and other similar documentation indicating amounts owed hereunder and under the other Loan Documents and agrees that in the event of the conflict between any such documentation and this Agreement, this Agreement shall control. In the event the Administrative Agent notifies any party hereto at any time (including after the receipt of amounts indicated to be due and payable under the Loan Documents pursuant to such payment schedules, payoff statements, payoff letters, interest statements or bills and other similar documentation) that an amount owed by such party under the Loan Documents was mistakenly excluded from the amount indicated in any payment schedules, payoff statements, payoff letters, interest statements or bills and other similar documentation, then such party agrees to promptly pay such excluded amount after the Administrative Agent provides such party with documentation that evidences such excluded amount is due and payable hereunder; provided that nothing in this sentence shall be deemed to impair any termination of Commitments that has occurred, or is contemplated to occur, upon the receipt by the Administrative Agent of the amounts indicated to be due in respect of the Obligations in the applicable payment schedules, payoff statements, payoff letters, interest statements or bills and other similar documentation.
10.8No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an LC Issuer hereunder.
10.9Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Federal bankruptcy Laws (or any similar Laws in foreign jurisdictions) or other judicial proceeding relative to the Company or any other Borrower, the Administrative Agent (irrespective of whether the principal of any Loans or LC Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, as follows:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the LC Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the LC Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders, the LC Issuers and the Administrative Agent under this Agreement) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each LC Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the LC Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.6 and 9.6.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any LC Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any LC Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any LC Issuer in any such proceeding.
10.10Erroneous Payments.
10.10.1Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in Same Day Funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 10.10 shall be conclusive, absent manifest error.
10.10.2Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in Same Day Funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
10.10.3Each Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such

Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower, except, in each case of this clause (y), to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers for the purpose of making such erroneous Payment. This Section 10.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such erroneous Payment not been made by the Administrative Agent.
10.10.4Each party’s obligations under this Section 10.10 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
Article XI

SETOFF; RATABLE PAYMENTS
11.1Right of Setoff.
If a Default shall have occurred and be continuing and the Obligations have become, or have been declared, due and payable in accordance with Section 8.1(a), each Lender, each LC Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such LC Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of any Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such LC Issuer, irrespective of whether or not such Lender or such LC Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of any Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such LC Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender or any Affiliate thereof shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.29 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate of a Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the LC Issuers and the Lenders, and (y) the Defaulting Lender or its Affiliate shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender or any of its Affiliates as to which such right of setoff was exercised. The rights of each Lender, each LC Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such LC Issuer or their respective Affiliates may have. Each Lender and each LC Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.2Ratable Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 2.28, 3.1, 3.2, 3.4 or 3.5) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans, subparticipations in the LC Obligations and

Swingline Loans of other Lenders and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that
(a)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(b)the provisions of this Section shall not be construed to apply to (i) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in LC Obligations or Swingline Loans to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Borrower in the amount of such participation.
Article XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
12.1Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuer that issues any Facility LC), except that no Borrower (other than a Subsidiary Borrower as expressly contemplated in this Agreement, so long as another Borrower assumes any outstanding duties and obligations of such Subsidiary Borrower) may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuer that issues any Facility LC), Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Lead Arrangers, the Related Parties of each of the Administrative Agent, the Lead Arrangers, the LC Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b) participations in LC Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of the Swingline Loans;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A)the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof in accordance with Section 13.1;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or any Approved Fund;
(C)the consent of each LC Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Facility LCs (whether or not then outstanding); and
(D)the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.
(iv)Assignment Agreement.    The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement (or, to the extent applicable, an agreement incorporating such an assignment by reference pursuant to a Platform as to which the Administrative Agent and the parties to such assignment are participants), together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the assignee designates one or more “Credit Contacts” to whom all syndicate-level

Information (which may contain material non-public Information about the Company and its affiliates and its related parties or their respective securities) will be made available and who may receive such Information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
(v)No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries, or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this sub-clause (v) or in sub-clause (vi) below.
(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the LC Issuers, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Facility LCs and Swingline Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5 and 9.6 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or the Company or any of the Company’s Subsidiaries or Affiliates, which shall be null and void).
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain at the Administrative Agent’s Office a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed Assignment Agreement executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment Agreement and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.1(b)(ii) or (iii), 2.1(c)(iv), 2.20, 2.21.2, 2.21.5 or 9.6(d), the Administrative Agent shall have no obligation to accept such Assignment Agreement and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Administrative Agent, the LC Issuers or the Swingline Lender, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the LC Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.6(d) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.2 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5 and 9.6 (subject to the requirements and limitations therein, including, the requirements under Section 3.5(f) (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lenders)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (i) agrees to be subject to the provisions of Sections 2.26 and 11.2 as if it were an assignee under paragraph (b) of this Section and (ii) shall not be entitled to receive any greater payment under Sections 3.1, 3.2, 3.4 or 3.5 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.1 as though it were a Lender; provided that Participant agrees to be subject to Section 11.2 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Facility LCs or its other obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Facility LC or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Article XIII

NOTICES
13.1Notices.
(a)Subject to paragraph (b) below and except as otherwise permitted by Section 2.16 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrowers or the Administrative Agent, at its address or facsimile number set forth on Schedule 13.1; (y) in the case of any Lender, at its address or facsimile number set forth on the Register; or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received. Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Notices and other communications to the Lenders and the LC Issuers hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II if such Lender or such LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article via Electronic Systems. The

Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet web site shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
13.2Change of Address. The Borrowers, the Administrative Agent, any LC Issuer and any Lender may each change the address for service of notice upon it by five (5) days’ prior written notice to the other parties hereto.
13.3Electronic Systems.
(a)Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the LC Issuers and the Lenders by posting the Communications on the Platform (including Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System).
(b)Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any LC Issuer or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any LC Issuer by means of electronic communications pursuant to this Section, including through an Electronic System.
Article XIV

COUNTERPARTS; ELECTRONIC EXECUTION
(a)This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, any LC Issuer, the Swingline Lender and/or the Lead Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in

Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, communication, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into .pdf), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each Borrower may, at its option, create one or more copies of any communication in the form of an imaged Electronic Record, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All communications in the form of an Electronic Record, including one or more copies of any communication in the form of an imaged Electronic Record, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Borrowers or Guarantors, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives (1) any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto and (2) any claim against the Administrative Agent, any Lender or any of their Related Parties for liabilities arising solely from the Administrative Agent’s, any Lender’s or any of their Related Parties’ reliance on or use of Electronic Signatures, including any such liabilities arising as a result of the failure of any Borrower or any Guarantor to use any available security measures in connection with the execution, delivery or transmission of any such Electronic Signature.
Article XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
15.2CONSENT TO JURISDICTION; VENUE. THE BORROWERS, THE ADMINISTRATIVE AGENT, EACH LC ISSUER AND EACH LENDER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWERS, THE ADMINISTRATIVE AGENT, EACH LC ISSUER AND EACH LENDER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS PARAGRAPH OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
15.3WAIVER OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENT, EACH LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
CARDINAL HEALTH, INC.,
an Ohio corporation
By: /s/ Jeff Cui
Name: Jeff Cui
Title: Vice President, Assistant Treasurer

Signature Page to Cardinal Health, Inc. Credit Agreement (2026)

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Administrative Agent, a Lender, an LC Issuer and the Swingline Lender
By: /s/ Andrea Chen
Name: Andrea S. Chen
Title: Managing Director

Signature Page to Cardinal Health, Inc. Credit Agreement (2026)

BANK OF AMERICA, N.A.,
as a Lender and an LC Issuer
By: /s/ Tyler Morgan
Name: Tyler Morgan
Title: Director

[Signature Page to Cardinal Health, Inc. Third Amended and Restated Five-Year Credit Agreement]
15286217v3

GOLDMAN SACHS BANK USA,
as a Lender and an LC Issuer
By: /s/ Nicholas Merino
Name: Nicholas Merino
Title: Authorized Signatory

[Signature Page to Cardinal Health, Inc. Third Amended and Restated Five-Year Credit Agreement]
15286217v3

JPMORGAN CHASE BANK, N.A.,
as a Lender and an LC Issuer
By: /s/ James Kyle O’Donnell
Name: James Kyle O'Donnell
Title: Vice President

[Signature Page to Cardinal Health, Inc. Third Amended and Restated Five-Year Credit Agreement]
15286217v3

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and an LC Issuer
By: /s/ Anthony Irwin
Name: Anthony Irwin
Title: Senior Vice President

[Signature Page to Cardinal Health, Inc. Third Amended and Restated Five-Year Credit Agreement]
15286217v3

BARCLAYS BANK PLC
as a Lender
By: /S/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

[Signature Page to Cardinal Health, Inc. Third Amended and Restated Five-Year Credit Agreement]
15286217v3

Deutsche Bank AG New York Branch
as a Lender
By: /s/ Allison Lugo
Name: Allison Lugo
Title: Vice President
By: /s/ Marko Lukin
Name: Marko Lukin
Title: Director

Signature Page to Cardinal Health, Inc. Credit Agreement (2026)

HSBC BANK USA, NATIONAL ASSOCIATION
as a Lender
By: /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Senior Vice President #23310
[Signature Page to Cardinal Health, Inc. Third Amended and Restated Five-Year Credit Agreement]
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THE BANK OF NOVA SCOTIA
as a Lender
By: /s/ Iain Stewart
Name: Iain Stewart
Title: Managing Director
[Signature Page to Cardinal Health, Inc. Third Amended and Restated Five-Year Credit Agreement]
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BNP PARIBAS
as a Lender
By: /s/ John Bosco
Name: John Bosco
Title: Managing Director
By: /s/ Kirby Young
Name: Kirby Young
Title: Vice President

[Signature Page to Cardinal Health, Inc. Third Amended and Restated Five-Year Credit Agreement]
15286217v3

STANDARD CHARTERED BANK
as a Lender
By: /s/ Michael Fox
Name: Michael Fox
Title: Executive Director
[Signature Page to Cardinal Health, Inc. Third Amended and Restated Five-Year Credit Agreement]
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THE HUNTINGTON NATIONAL BANK
as a Lender
By: /s/ Joseph D. Hricovsky
Name: Joseph D. Hricovsky
Title: Senior Vice President
[Signature Page to Cardinal Health, Inc. Third Amended and Restated Five-Year Credit Agreement]
15286217v3

TRUIST BANK
as a Lender
By: /s/ Alexander Korchmar
Name: Alexander Korchmar
Title: Director
[Signature Page to Cardinal Health, Inc. Third Amended and Restated Five-Year Credit Agreement]
15286217v3

US BANK NATIONAL ASSOCIATION
as a Lender
By: /s/ Timothy J. Tarasovitch
Name: Timothy J. Tarasovitch
Title: Senior Vice President

[Signature Page to Cardinal Health, Inc. Third Amended and Restated Five-Year Credit Agreement]
15286217v3